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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Caliper Life Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CALIPER LIFE SCIENCES, INC.
68 Elm Street
Hopkinton, MA 01748

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 2, 2010

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Caliper Life Sciences, Inc., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, June 2, 2010 at 10:00 a.m. local time at our office at 68 Elm Street, Hopkinton, MA, for the following purposes:

  1.
  To elect three Directors nominated by the Board for election at the 2010 Stockholders Meeting, to hold office until the 2013 Annual Meeting of Stockholders and until their successors are elected.

  2.
  To ratify the Audit Committee's selection of Ernst & Young LLP as auditors of the Company's financial statements for the fiscal year ending December 31, 2010.

  3.
  To transact such other business as may properly come before the 2010 Annual Meeting of Stockholders or any adjournment or postponement thereof.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the annual meeting is April 16, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Stephen E. Creager General Counsel and Secretary
Hopkinton, Massachusetts April 27, 2010

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Questions and Answers About this Proxy Material and Voting	3
PROPOSAL 1—ELECTION OF DIRECTORS	7
Directors Continuing in Office until the 2011 Annual Meeting	9
Directors Continuing in Office until the 2012 Annual Meeting	9
Independence of the Board of Directors	10
Board Leadership Structure and Role in Risk Oversight	10
Meetings of the Board of Directors	11
Information Regarding the Board of Directors and its Committees	12
Audit Committee	12
Report of the Audit Committee of the Board of Directors	13
Compensation Committee	14
Compensation Committee Interlocks and Insider Participation	14
Nominating and Corporate Governance Committee	15
Stockholder Communications with the Board of Directors	16
Code of Business Conduct and Ethics	16
Executive Officers and Key Employees	16
PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
Security Ownership of Certain Beneficial Owners and Management	21
Securities Authorized for Issuance Under Equity Compensation Plans	23
Section 16(A) Beneficial Ownership Reporting Compliance	25
Compensation Discussion and Analysis	26
Compensation Committee Report	39
Risks Related to Compensation Practices and Policies	40
Executive Officer and Director Compensation	41
Certain Relationships and Related Transactions	48
Householding of Annual Disclosure Documents	49
Other Matters	50

CALIPER LIFE SCIENCES, INC.
68 Elm Street
Hopkinton, MA 01748

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2010

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Caliper Life Sciences, Inc. is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders (the "2010 Stockholders Meeting") to be held at 10:00 a.m. on Wednesday, June 2, 2010, at our office located at 68 Elm Street, Hopkinton, MA.

        We intend to mail this proxy statement and accompanying proxy card on or about April 28, 2010, to all stockholders of record entitled to vote at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Stockholders Meeting to Be Held on June 2, 2010. The proxy statement and annual report to security holders are available at www.CaliperLS.com.

Who can vote at the annual meeting?

        Only stockholders of record on the close of business on April 16, 2010, will be entitled to vote at the annual meeting. On this record date, there were 49,990,434 shares of common stock outstanding and entitled to vote.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of three Directors nominated by the Board for election at the 2010 Stockholders Meeting, to serve until the 2013 Annual Meeting of Stockholders.

  •
  Ratification of the Audit Committee's selection of Ernst & Young LLP as auditors of the Company's financial statements for the fiscal year ending December 31, 2010.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 16, 2010.

How do I vote?

        You may either vote "For" the nominees to the Board or you may "Withhold" your vote for the nominees. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the proxy card for voting by telephone or using the Internet. Shares represented by valid proxies that are received prior to the meeting and not subsequently revoked will be voted at the meeting. For the other matter to be voted on, you may vote "For" or "Against," or abstain from voting. The procedures for voting are as follows:

  Stockholder of Record:    Shares Registered in Your Name

        If, on April 16, 2010, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote as described below. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Alternatively, you can also vote by telephone or on the Internet by following the instructions on the proxy card. If you return your signed proxy card to us or vote by telephone or the Internet before the annual meeting, we will vote your shares as you direct.

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all nominees for director, and "For" the ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

  Beneficial Owner:    Shares Registered in the Name of Broker or Bank

        If, on April 16, 2010, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. Simply complete and mail the proxy card to ensure that your vote is counted. You are also invited to attend the annual meeting. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        Recent changes in regulations have eliminated the ability of your bank, broker or other record holder to vote your uninstructed shares in the election of directors (Proposal 1) on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record how to vote in the election of directors, no votes will be cast on Proposal 1 on your behalf. However, your bank, broker or other holder of record retains the authority to vote your unvoted shares on Proposal 2, even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the annual meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote."

Who is paying for this proxy solicitation?

        The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to Caliper's Corporate Secretary at Caliper Life Sciences, Inc., 68 Elm Street, Hopkinton, MA 01748.

  •
  You may re-vote by telephone or using the Internet by following the instructions on the proxy card.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To include a proposal in next year's proxy materials, your proposal must be submitted in writing within a reasonable time before we begin to print and mail our proxy materials, and in no event later than December 31, 2010, addressed to the Company's Corporate Secretary at Caliper Life Sciences, Inc., 68 Elm Street, Hopkinton, MA 01748. If you wish to bring matters for a vote or propose nominees for director at our 2011 Annual Meeting of Stockholders, you must provide specified information to us between February 2, 2011, and March 4, 2011, unless the date of our 2011 Annual Meeting of Stockholders is before May 3, 2011, or after July 2, 2011, in which case such proposals shall be submitted no earlier than 120 days prior to the 2011 annual meeting, and no later than the later of (i) 90 days before the 2011 Annual Meeting of Stockholders, or (ii) 10 days after notice of the date of the 2011 annual meeting is publicly given. Proposals received outside these dates will not be voted on at the annual meeting. If a proposal is received in a timely manner, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count "For" and "Withhold" and, with respect to the proposal other than the election of directors, "Against" votes, abstentions and broker non-votes.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, such shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  Proposal 1.    For the election of directors, the nominees for director who receive the most votes (also known as a "plurality" of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have the authority to vote customers' unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of voting for Proposal 1.

  •
  Proposal 2.    The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2010. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2010, the Audit Committee of our Board of Directors will reconsider its selection.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K within four (4) business days after the annual meeting.

        We are also sending, along with this proxy statement, our 2009 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2009. You can also find a copy of our Form 10-K on the Internet through the electronic data system of the Securities and Exchange Commission ("SEC") called EDGAR at www.sec.gov or through the investor relations section of our website at www.CaliperLS.com.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Board of Directors is divided into three classes, each of which has a three-year term. Vacancies on the Board may be filled only by persons appointed by a majority of the remaining directors. A director appointed by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified, unless the appointed director is placed in a different class by a vote of the Board. This includes vacancies created by an increase in the number of directors.

        There are three directors in the class of directors whose term of office expires in 2010: Mr. Van Billet, Dr. Robert C. Bishop and Dr. David V. Milligan. If elected at the annual meeting, each of these nominees would serve until the 2013 annual meeting and until his successor is elected and has qualified, or until the director's death, resignation or removal, unless the elected director is placed in a different class by a vote of the Board.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve on the Board if elected.

        The following are brief biographies of the nominees for election at our 2010 Annual Meeting of Stockholders and directors whose terms will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT
THE 2013 ANNUAL MEETING

        Van Billet, age 56, has been a director since March 2004. Mr. Billet has served as Vice President and Chief Financial Officer of The Berwind Company LLC, a privately held diversified holding company, since May 2002. From May 2001 to April 2002, Mr. Billet was a corporate consultant. From June 2000 to April 2001, Mr. Billet was an executive at Hercules, Inc., a specialty chemical company, and was named Senior Vice President and CFO of Hercules in November 2000. From 1999 through 2000, he served as Vice President and CFO of PJM Interconnection LLC, an electric power pooling company. From 1987 to 1999, Mr. Billet served in various capacities at Lyondell Chemical Company (formerly ARCO Chemical Company), a chemical manufacturing company, including, most recently, as Vice President of Finance. Mr. Billet received a B.S. in accounting and business administration from LaSalle University, a J.D. from Suffolk University Law School and a Master's Degree in tax law from Temple University Law School.

        The Board believes Mr. Billet's executive leadership, as exemplified by his current position with The Berwind Company LLC, and his extensive experience developed in the course of his career as a financial executive with a particular emphasis on mergers and acquisitions, uniquely qualify Mr. Billet to serve as a director of the Company, and led to the Board's conclusion that Mr. Billet should be nominated for re-election to the Board of Directors.

        Robert C. Bishop, Ph.D., age 67, has been a director since April 2002 and has served as Chairman of the Board since June 2008. Dr. Bishop has served as President and Chief Executive Officer of AutoImmune Inc., a biopharmaceutical company, since May 1992 and has been the Chairman of AutoImmune's Board of Directors since May 1999. From 1986 to 1992, Dr. Bishop held senior management positions at Allergan, Inc., an ophthalmic pharmaceutical/medical device company. From

1976 through 1986, Dr. Bishop was an executive of American Hospital Supply Corporation. Dr. Bishop is a director of Millipore Corporation and a member of the Board of Managers/Trustees for the MFS/Sun Life Series Trust and Compass Funds complex. Dr. Bishop received his B.A. degree in psychology and a Ph.D. in biochemistry from the University of Southern California, and his M.B.A. from the University of Miami.

        Dr. Bishop's experience as chief executive officer of a publicly traded company and, his extensive experience serving in various capacities overseeing corporate governance -in particular having served in both member and chairperson capacities of audit, compensation and nominating committees—are invaluable to the Board of Directors. This experience, combined with Dr. Bishop's extensive educational background and experience in the healthcare industry, led to the Board's conclusion that Dr. Bishop should be nominated for re-election to the Board of Directors.

        David V. Milligan, Ph.D., age 69, has been a director since October 1996. He was the Chairman of the Board until July 2002, and Vice-Chairman until June 2008. He has been a Vice President and Special Limited Partner of Bay City Capital, a merchant bank, since 1997. From 1979 to 1996, Dr. Milligan served in a variety of management positions at Abbott Laboratories, Inc., a healthcare products company. During his career at Abbott Laboratories, he led both the diagnostic products and pharmaceutical products research and development organizations, and was Senior Vice President and Chief Scientific Officer when he retired at the end of 1996. Dr. Milligan is currently a director of WebLOQ. He is a member of the Chemistry Department Advisory Board of Princeton University as well as the Chemical Sciences Leadership Council of the University of Illinois at Urbana-Champaign. Dr. Milligan holds an A.B. in chemistry from Princeton University and M.S. and Ph.D. degrees in organic chemistry from the University of Illinois.

        The Board values the scientific and healthcare expertise and leadership experience that Dr. Milligan brings to the Board, including his particular knowledge in the areas of medical x-ray, electronics products, clinical lab automation, clinical and medical diagnostics, and pharmaceutical research and development, and such expertise and experience led to the Board's conclusion that Dr. Milligan should be nominated for re-election to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

        Allan L. Comstock, age 66, has been a director since September 2005. Mr. Comstock joined Atlantic Richfield Company (ARCO) in 1970 and was Vice President and Controller of ARCO from 1993 until his retirement in 2000. Prior to 1993, he held numerous financial and accounting positions, including Manager of Operations Analysis for ARCO Products Company, General Auditor for ARCO, and Vice President of Planning & Control for ARCO Chemical Company. Mr. Comstock holds a B.S. in accounting and an M.B.A. from Southern Illinois University.

        Mr. Comstock's experience as a corporate controller and chief accounting officer, together with his extensive experience managing relationships with independent public accountants during his tenure as the Company's Audit Committee Chairman, as well as in his past public company leadership roles, led to the Board's conclusion that Mr. Comstock should serve as a director.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING

        Kathryn A. Tunstall, age 59, has been a director since February 2004. Ms. Tunstall is Chairman of the Board of Conceptus, Inc., a medical technology company. She served as President and Chief Executive Officer of Conceptus from July 1993 through December 1999. From 1990 to 1993, Ms. Tunstall served as President of the Edwards Less Invasive Surgery Division of Baxter International, and as Vice President Sales and Marketing of the Division from 1986 to 1990. From 1974 to 1986, Ms. Tunstall served in a variety of management positions in finance, operations and marketing for divisions of American Hospital Supply Corporation, a public manufacturer and distributor of healthcare products. Since 1989, Ms. Tunstall has served as a founder and/or board member of several development-stage medical companies. Ms. Tunstall holds a B.A. in Economics with business emphasis from the University of California at Santa Barbara.

        Ms. Tunstall brings extensive public company management and governance experience to the Board, having served as President and CEO of Conceptus, and also as Chairman of the Board of Conceptus. The Board values Ms. Tunstall's independent thinking, extensive experience in senior executive compensation management, and broad management experience, having held positions in finance, operations and marketing for American Hospital Supply Company. This expertise and experience led to the Board's conclusion that Ms. Tunstall should serve as a director.

        E. Kevin Hrusovsky, age 48, is President and Chief Executive Officer of the Company. Formerly, he served in the same capacity at Zymark Corporation, which was acquired by Caliper in 2003. Mr. Hrusovsky currently sits on the Company's Board of Directors, as well as on the Educational Board of the Massachusetts Biotech Council, the Advisory Committee for the Center for Biomedical Engineering at Brown University, the Association for Laboratory Automation, the JALA Editorial Board, and the Strategy Committee of Children's Hospital Boston. Formerly, Mr. Hrusovsky served on the boards of Alliant Medical Technology and Xenogen Corporation. From 1992 to 1996, Hrusovsky was Director of International Business, Agricultural Chemical Division, and President of the Pharmaceutical Division, for FMC Corporation. From 1983 to 1992, Hrusovsky held several management positions at E.I. DuPont de Nemours, including North American Sales and Marketing Head, Teflon. Mr. Hrusovsky received his B.S. in Mechanical Engineering from Ohio State University, an M.B.A. from Ohio University and an honorary doctorate from Framingham State University.

        Mr. Hrusovsky's executive leadership experience as the Company's Chief Executive Officer, past executive leadership as an executive within the life sciences industry, and extensive senior-level relationships throughout pharmaceutical and biotech industries uniquely qualify Mr. Hrusovsky to serve as a director. These qualifications, along with Mr. Hrusovsky's fundamental strategic leadership skills and extensive merger and acquisition experience, led to the Board's conclusion that Mr. Hrusovsky should serve as a director.

        David W. Carter, age 71, was elected as a member of the Board on August 9, 2006, following the acquisition of Xenogen Corporation. Mr. Carter has served as the Chief Executive Officer of Origen Therapeutics, a company that develops technology for producing fully human sequence polyclonal antibodies, since November 2009, and serves as President of DaCart, Inc., a business consulting company which he co-founded in 2006. Previously, Mr. Carter had served as Chairman of the Board of Xenogen from November 1997 through August 2006, and as Xenogen's Chief Executive Officer from April 2003 through August 2006. From January 1998 to April 2003, he served as Xenogen's Co-Chief Executive Officer, and from May 1997 to November 1997, Mr. Carter was a consultant to Xenogen. From 1991 to May 1997, he served as Chairman of the Board, President and Chief Executive Officer of Somatix Therapy Corporation, a publicly-held gene therapy company which merged with Cell Genesys, Inc., in 1997. Mr. Carter is a director of Cell Genesys, ImmunoGen, Inc., Cobalt Technologies, Inc. and Origen Therapeutics, Inc. Mr. Carter received a B.A. in history and an M.B.A. from Indiana University.

        The Company believes that Mr. Carter's current and former experience as a chief executive officer and/or director of several publicly traded companies, and his notable experience as the former CEO of Xenogen, which provided him with particular expertise and knowledge of the pre-clinical imaging market, uniquely qualify Mr. Carter to guide the Company. These qualifications led to the Board's conclusion that Mr. Carter should serve as a director.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's board must qualify as "independent," as affirmatively determined by the board. The Company's Board consults with our legal counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that Van Billet, Robert C. Bishop, David W. Carter, Allan L. Comstock, David V. Milligan and Kathryn A. Tunstall are independent directors within the meaning of the applicable NASDAQ listing standards.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

        The Board believes that managing the risks associated with the Company's business is a key component of the Board's overall corporate governance responsibilities. The Board implements its leadership role in risk management in a number of different ways and through several processes. From a high level perspective, the Board recognizes that there are risks associated with both strategic and operational actions and decisions undertaken by the Company, and that risk management principles need to be factored into all decision-making and approval processes at both the Board and Company management levels. To ensure that business risk is being appropriately managed, the Board (including through its various committees) approves the Company's strategic goals and significant management policies to set the tone and direction for appropriate risk taking within the Company's business. To measure progress in achieving these goals, the Company's senior management provides the Board and its committees with regular and extensive updates about the Company's progress in meeting its strategic objectives and the Company's financial performance, including management's assessments of areas of risk in the Company's business. During Board and committee meetings, the members of the Board have the opportunity to ask questions and discuss these issues with the Company's management, and to provide guidance to the Company's senior management regarding the assessment and management of risk. In addition, the Board and committees call special meetings when necessary to address specific issues. The members of the Board also have direct access to the Company's management at all levels to discuss any matters of interest to them, including any issues relating to risk.

        The Board has delegated primary responsibility for oversight of certain matters to its Audit Committee and its Compensation Committee. The Audit Committee oversees the integrity of the Company's financial statements and reporting processes and internal controls, assesses the qualifications, independence and performance of the Company's independent auditors, and monitors the Company's corporate finance matters, including its cash position and capital structure. The Audit Committee also provides general oversight with respect to the Company's risk management policies and programs, including discussions with the Company's senior management regarding the Company's significant financial risk exposures and the steps taken to monitor and control such exposures. The Compensation Committee of the Board has primary responsibility for the design and oversight of the Company's executive compensation policies, plans and practices. As discussed more fully below under "Compensation Discussion and Analysis," a key objective of the Compensation Committee is to ensure that the Company's overall executive compensation program appropriately links pay to performance and aligns the interests of the Company's executives with its stockholders. As part of this objective, the Compensation Committee monitors the design and administration of the Company's overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive short-term risk taking by Company employees. Each of the Audit and Compensation Committees reports regularly to the Board at Board meetings with respect to the matters and risks for which the Committee provides primary oversight.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met five times during fiscal year 2009. It is Caliper's policy to encourage directors and nominees for director to attend our annual meeting of stockholders. All of our seven directors then in office attended our 2009 Annual Meeting of Stockholders either by telephone or in person. Each Board member also attended greater than 75% of the aggregate number of the meetings of the Board, and of the committees on which he or she served, that were held during 2009.

        As required under applicable NASDAQ listing standards, in fiscal year 2009, the independent directors met regularly in scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2009 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Van Billet	X		X		X
Kathryn A. Tunstall			X	*
Robert C. Bishop	X		X		X	*
Allan L. Comstock	X	*
David W. Carter					X
Total meetings in 2009	4		3		1

*
Denotes current committee chairperson

        Below is a description of each committee of the Board. The Board has determined that each member of each committee meets the applicable rules and regulations regarding "independence," and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

        The Audit Committee of the Board oversees the Company's corporate accounting and financial reporting process. In this role, the Audit Committee performs several functions, including evaluating the performance of and assessing the qualifications of the independent auditors; determining and approving the engagement of the independent auditors; determining whether to retain or terminate the existing independent auditors and to appoint and engage new independent auditors; reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services; monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law; conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; reviewing and approving any related person transactions; reviewing, prior to announcement, Company press releases disclosing financial results; establishing procedures, as required under applicable law, for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and any confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviewing the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and discussing with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. The Audit Committee may designate subcommittees that are empowered to exercise the powers and authority of the Audit Committee. The Audit Committee met four times during fiscal year 2009. The Audit Committee has adopted a written Audit Committee Charter, a copy of which can be found on the Company's corporate website at www.caliperLS.com under "Investors."

        The Board annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in the NASDAQ listing standards). Mr. Comstock serves as the Audit Committee Chairperson. The Board made a qualitative assessment of Mr. Comstock's level of knowledge and experience based on a number of factors, including his formal education and his past experience as a financial executive, and has designated him as an "audit committee financial expert," as defined in applicable SEC rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Board for the fiscal year ended December 31, 2009, consisted of Dr. Bishop, Mr. Billet and Mr. Comstock, with Mr. Comstock serving as Chairperson. All members of the Company's Audit Committee are independent (as independence is defined in the NASDAQ listing standards).

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. The Company's management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures.

        In addition, the Audit Committee is responsible for reviewing, approving and managing the engagement of the independent auditors, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent auditors' accountability to the Board and the Audit Committee. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality as well as the acceptability of the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters set forth in the applicable requirements of the Public Company Accounting Oversight Board, and has considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without the Company's management present, to discuss the results of the auditors' examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions with the Company's independent auditors referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 2, Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

AUDIT COMMITTEE
Allan L. Comstock (Chair) Robert C. Bishop, Ph.D. Van Billet

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

COMPENSATION COMMITTEE

        The purpose of the Compensation Committee of the Board is to implement a philosophy of overall compensation of the Company's directors, officers and employees that is consistent with the Company's goals and objectives. The Committee's responsibilities include, among others, making recommendations to the Board in connection with the Board discharging its responsibilities regarding the compensation of the Company's directors and senior management; assisting the Board in establishing appropriate incentive compensation and equity-based plans and overseeing the administration of such plans; overseeing the annual process of evaluation of the performance of the Company's senior management; and performing such other duties and responsibilities as are enumerated in and consistent with the Charter of the Compensation Committee. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Committee. The Compensation Committee met three times during fiscal year 2009. The Compensation Committee has adopted a written Compensation Committee Charter, a copy of which can be found on the Company's corporate website at www.caliperLS.com under "Investors."

        Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other senior management, is included below in the section entitled "Compensation Discussion and Analysis." In addition, as noted below, the Compensation Committee periodically retains Towers Watson as a consultant to assist in evaluating the competitiveness of the Company's executive compensation practices. Towers Watson does not provide any services to the Company other than compensation consulting services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2009, Ms. Tunstall, Mr. Billet and Dr. Bishop served as members of the Compensation Committee of our Board. No member of the Compensation Committee was or has ever been an officer or employee of the Company or its subsidiaries. No member of the Compensation Committee or our Board serves as an executive officer of any other entity that has one or more of our executive officers serving as a member of the Board or compensation committee of the other entity.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating qualified candidates to serve as directors of the Company, establishing criteria for membership on the Board, recommending to the Board candidates for election to the Board, including the reelection of current directors to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, including the committees of the Board, and overseeing all aspects of the Company's corporate governance functions. All members of the Nominating and Corporate Governance Committee are independent, as independence is currently defined in the NASDAQ listing standards. The Nominating and Corporate Governance Committee met once during fiscal year 2009.The Nominating and Corporate Governance Committee charter can be found on the Company's corporate website at www.caliperLS.com under "Investors."

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Committee also considers such factors as possessing relevant expertise in the life sciences industry in order to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of the Company's stockholders. The Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, and to ensure diversity of nominees' qualifications, the Committee considers uniqueness and depth of experience, education, skills, gender, and such other factors as it deems appropriate, to maintain a balance of knowledge, viewpoints, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair such directors' independence. In the case of new director candidates, the Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In conducting a search for a new director candidate, the Committee uses its network of contacts to compile a list of potential candidates, but may also engage a professional search firm if it deems appropriate. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee then meets to discuss and consider such candidates' qualifications and selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

        To date, the Nominating and Corporate Governance Committee has not received any timely director nominees from a stockholder or stockholders holding more than 5% of the Company's voting stock. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation, in accordance with the procedures specified in the Company's Bylaws, addressed to the Company's Corporate Secretary at the following address: Caliper Life Sciences, Inc., 68 Elm Street, Hopkinton, MA 01748. The Secretary will then forward the communication to the

Nominating and Corporate Governance Committee. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director, and a representation that the nominating stockholder is a beneficial or record owner of the Company's common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee, and to serve as a director if elected. Please refer to the Company's Bylaws for other procedural requirements.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at www.caliperLS.com under "Investors." Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, in care of our Corporate Secretary at the following address: Caliper Life Sciences, Inc., 68 Elm Street, Hopkinton, MA 01748. Each communication should include the name and address of the stockholder of the Company on whose behalf the communication is sent, and the number of Company shares that are beneficially owned by such stockholder as of the date of the communication. Each communication will be reviewed by the Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Corporate Secretary to be appropriate for communication to the Board or such director, will be submitted to the Board or such director on a periodic basis.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted the Caliper Life Sciences, Inc. Code of Business Conduct and Ethics, which applies to all officers, directors and employees of the Company. The Code of Business Conduct and Ethics is available on the Company's website at www.caliperLS.com under "Investors." If the Company makes any substantive amendments to the Code of Business Conduct and Ethics, or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly file a Current Report on Form 8-K disclosing the nature of the amendment or waiver, unless disclosure of such amendments or waivers is then permitted to be disclosed by posting the information on its website.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following are our executive officers and key employees, together with their ages and biographical information.

        For the biographical information with respect to E. Kevin Hrusovsky, the Company's President and Chief Executive Officer, see "Directors Continuing in Office Until the 2012 Annual Meeting."

        Bruce J. Bal, 51, was appointed Senior Vice President, Operations in 2006 and previously served as our Vice President, Operations and Aftermarket Business from 2003 to 2007. He previously worked at FMC Corporation, a diversified holding company, in the Biotechnology Division as Director of Operations. He has also held a wide range of management positions in his 13 years at E.I. DuPont de Nemours and was General Manager of United States Pollution Control, Inc.. Mr. Bal received a B.S. in Chemical Engineering from the University of Wisconsin and an M.B.A. from Loyola University, Louisiana.

        Enrique Bernal, 71, was appointed Senior Vice President, In Vitro Business Development in May 2008. He served as our Vice President, Instrument R&D following the acquisition of Zymark in 2003 until May 2008. Prior to joining Zymark in 1999, Mr. Bernal worked at Galileo Corporation, a developer and manufacturer of electron multipliers and optical fiber products, where he was responsible for all engineering functions and product development. Previously, he had spent 29 years at Honeywell Inc. He received a B.S. in Physics from the College of St. Thomas, and a Masters in Physics from the University of Minnesota.

        Paula J. Cassidy, 41, was appointed Senior Vice President, Human Resources in March 2009 and previously served as Vice President, Human Resources since joining Caliper in November 2005. Ms. Cassidy previously was Vice President, Human Resources at Virtusa Corp., a global provider of software development and related IT services. Prior to joining Virtusa Corp. in 2003, Ms. Cassidy was with Innoveda, Inc., a publicly traded provider of software and services for the electronic design automation industry. Prior to Innoveda, Ms. Cassidy was Vice President, Human Resources for a wholly-owned subsidiary of Synopsys, Inc. Ms. Cassidy started her career in Human Resources at Viewlogic Systems, Inc. and held various management positions while at Viewlogic. Ms. Cassidy holds a bachelor's degree from St. Anselm College.

        Stephen E. Creager, 56, was appointed Senior Vice President, General Counsel and Secretary in 2003. Mr. Creager joined the Company in October 2002 as Associate General Counsel. Previously, Mr. Creager served as Vice President of Business Development for Tyco Electronics, an operating unit of Tyco International, and prior to that served as General Counsel of Tyco Electronics. Mr. Creager served as Associate General Counsel of Raychem Corporation, a manufacturer of electronic components, from November 1993 until August 1999, when Raychem was acquired by Tyco Electronics. Prior to Raychem, Mr. Creager was in private legal practice for nine years. Mr. Creager received a B.A. degree from The Evergreen State College, and a Masters of Philosophy degree in economics and a J.D. degree, both from Yale University.

        Joseph H. Griffith IV, 35, was appointed Vice President, Finance in April 2008. He previously served as our Corporate Controller since July 2003, having also served as Corporate Controller for Zymark Corporation, which was acquired by the Company, since 2002. Mr. Griffith was previously employed by Arthur Andersen, LLP in its Boston, MA audit practice from 1997 to 2002. He received his B.S. in Accounting from Villanova University, and is a licensed Certified Public Accountant in the State of Pennsylvania.

        William C. Kruka, 49, was appointed Senior Vice President, Corporate Development and Imaging business unit in 2008. He joined the Company in 2002 as Vice President, Business Development. Previously, Mr. Kruka was Senior Manager of Business Development with leading life science tool provider Applied Biosystems Group, an Applera Corporation business. Prior to Applied Biosystems, Mr. Kruka held a number of corporate business development, sales, marketing and administration positions with Applera and its predecessors, PE Corporation and The Perkin-Elmer Corporation, from 1983 to 2002.

        Jerome Leclercq, 45, was appointed Vice President, International Research Sales & Aftermarket Service & General Manager International Operations, in August 2008. From March 2007 until August 2008, Mr. Leclercq served as General Manager, European, Middle Eastern and Asian Commercial Operations for the Company. Prior to that, Mr. Leclercq held several positions within the Company and Zymark Corporation, which he joined in October 1987. He received his Masters Degree in Biochemical Engineering from University of Clermont-Ferrand.

        David M. Manyak, Ph.D., 57, was appointed Executive Vice President, Caliper Discovery Alliances & Services business unit in 2008. He joined the Company in 2005 as Executive Vice President, Drug Discovery Services. Previously, Dr. Manyak was Chief Executive Officer of NovaScreen Biosciences, which was acquired in October 2005, since January 1993. Dr. Manyak was a biotechnology industry consultant and was co-founder and former Director of GeneMedicine Inc., a gene therapy company that had its initial public offering in 1994 and has since merged to form Valentis Corp. He was previously employed by Merrill Lynch & Co. from 1985 to 1990 as Vice President, Senior Biotechnology Industry Analyst for Merrill Lynch & Co., and held a similar position with Value

Line Inc. from 1983 to 1985. Dr. Manyak holds a B.A. from Brown University and a Ph.D. in Zoology/Biochemistry from Duke University.

        Peter F. McAree, 45, was appointed Senior Vice President and Chief Financial Officer in April 2008. He had held the position of Vice President of Finance since 2003, after having served as Chief Financial Officer of Zymark Corporation since November 2000. From January 2000 through November 2000, Mr. McAree served as Chief Financial Officer of Iconomy.com, Inc., an e-commerce solutions provider. From January 1999 through December 1999, Mr. McAree was an independent consultant. From January 1997 through December 1998, Mr. McAree served as Executive Vice President and Vice President, Finance at Elcom International, Inc., and as President of Elcom Systems, a software solutions provider. Prior to Elcom, Mr. McAree was Chief Financial Officer of Geerlings & Wade, Inc., a direct marketer of wine, from 1995 through 1996. Mr. McAree was employed by Arthur Andersen LLP, Boston, MA audit practice from 1986 to 1995 where he held various positions, most recently as Senior Manager in 1995. He received his B.S. in Accountancy from Bentley College, and is a licensed Certified Public Accountant in Massachusetts.

        Bradley W. Rice, Ph.D., 50, was appointed Senior Vice President, Systems R&D in May 2008. He served as the Chief Technical Officer and Vice President of Xenogen since January 2005. From 1999 through 2004, he served as the Senior Director of Imaging R&D. Prior to joining Xenogen, Dr. Rice worked for 15 years as a scientist at Lawrence Livermore National Laboratory, developing optical diagnostic instrumentation in the magnetic fusion energy program. Dr. Rice received his B.A. in Physics from Colorado College, M.S. in Electrical Engineering from the University of Wisconsin-Madison, and his Ph.D. in Applied Science from the University of California, Davis.

        Mark T. Roskey, Ph.D., 50, was appointed Senior Vice President, Biology R&D in March 2009. He held the position of Vice President, Worldwide Marketing following the acquisition of Zymark, where he had held this role since he joined Zymark in December 2001. Prior to that, Dr. Roskey worked for six years at Applied Biosystems, a life sciences company, where he served as Director of Marketing. Dr. Roskey holds a B.S. in Biology from Framingham State College, a Ph.D. in Microbiology from the University of Notre Dame and completed a postdoctoral fellowship in Molecular Immunobiology at the Harvard Medical School.

 PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        In February 2010, the Audit Committee of the Board selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010, and further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2010 annual meeting. Ernst & Young LLP has audited our financial statements since December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to stockholder questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of shares entitled to vote on this proposal, and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging the Company's independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement of the Company's independent auditors to render that service. Accordingly, the Company does not engage its independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of Ernst & Young LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2009 and December 31, 2008, by Ernst & Young LLP, the Company's independent registered public accounting firm:

	Fiscal Year Ended
	2009	2008
	(in thousands)
Audit Fees	$797	$909
Audit-related Fees	67	56
Tax Fees	21	67
All Other Fees	—	—

Total Fees	$885	$1,032

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company's financial statements and review of the interim financial statements included in quarterly reports, Section 404 attest services, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees." An example of such fees is accounting consultation services that are outside the routine scope of the annual audit. In 2009, such fees related to services performed by Ernst & Young LLP in connection with the adoption of new revenue recognition rules and other consultation activities. In 2008, such fees related to services performed by Ernst & Young LLP in connection with our sale of two product lines.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

        All Other Fees.    Consists of fees for products and services other than the services described above.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

        All fees for services rendered in 2009 and 2008 described above were approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2010, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

		Beneficial Ownership(1)
Beneficial Owner	Shares Issuable Pursuant to Options and Warrants(2)	Number of Shares (Including Number Shown in First Column)	Percentage of Total
Directors And Executive Officers
E. Kevin Hrusovsky	1,196,472	1,701,194	3.33%
Peter F. McAree	228,687	294,817	*
William C. Kruka	394,312	465,812	*
David M. Manyak, Ph.D.(3)	177,312	694,035	1.39%
Bradley W. Rice, Ph.D.	151,044	212,363	*
Robert C. Bishop, Ph.D.	87,289	98,694	*
Van Billet(4)	66,521	75,740	*
David W. Carter	135,781	355,403	*
Allan L. Comstock(5)	57,584	68,073	*
David V. Milligan, Ph.D.(6)	82,321	148,162	*
Kathryn A. Tunstall	66,521	75,740	*
5% Stockholders
Royce & Associates, LLC(7)	—	5,000,229	10.03%
Platinum Asset Management Limited(8)	—	4,789,603	9.61%
Manning & Napier(9)	—	3,764,612	7.55%
Abingworth Management Ltd(10)	—	3,157,523	6.33%
The Berwind Company LLC(11)	—	3,150,000	6.32%
Millennium Management LLC(12)	615,065	3,175,367	6.29%
Dimensional Fund Advisors Inc.(13)	—	2,836,839	5.69%
All directors and executive officers as a group (18 persons)	4,268,075	6,266,198	11.58%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
This table is based solely upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 49,850,392 shares outstanding on March 31, 2010, adjusted as required by the SEC.

(2)
Includes shares that the individual would have the right to acquire as of May 30, 2010, 60 days after March 31, 2010, through the exercise or conversion of any stock option or other right.

(3)
Includes 24,176 shares directly owned by Dr. Manyak's children. Dr. Manyak disclaims beneficial ownership of these shares.

(4)
Mr. Billet is Chief Financial Officer of The Berwind Company LLC. Mr. Billet disclaims any beneficial ownership of shares held by The Berwind Company LLC.

(5)
Includes 1,000 shares held by The Comstock Family Trust, of which Mr. Comstock is a trustee.

(6)
Includes 56,622 shares held by The David V. Milligan Trust dated October 19, 1991, of which Dr. Milligan is a trustee.

(7)
Represents shares beneficially owned as of December 31, 2009 by Royce & Associates, LLC. Royce & Associates, LLC is located at 1414 Avenue of the Americas, New York, NY 10019. This information is based solely on a Schedule 13G filed by Royce & Associates, LLC as of December 31, 2009.

(8)
Represents shares held as of December 31, 2009 by a number of funds managed by Platinum Asset Management Limited. Platinum Asset Management is located at Level 4, 55 Harrington Street, Sydney, Australia 2000. This information is based solely on a Schedule 13G filed by Platinum Asset Management Limited as of December 31, 2009.

(9)
Represents shares held as of December 31, 2009 by Manning & Napier. Manning & Napier is located at 290 Woodcliff Drive, Fairport, NY 14450. This information is based solely on a Schedule 13G filed by Manning & Napier as of December 31, 2009.

(10)
Represents shares beneficially owned as of December 31, 2009, by Abingworth Management Limited, Princess House, 38 Jermyn Street, London, England SW1 Y6DN.

(11)
The Berwind Company LLC is headquartered at 5 Hog Island Road, Philadelphia, PA 19153.

(12)
Represents shares held by Millennium Management LLC, located at 666 Fifth Avenue, New York, NY 10103. This information is based solely on a Schedule 13G filed by Millennium Management LLC as of December 31, 2009.

(13)
Represents shares held as of December 31, 2009 by a number of funds for which Dimensional Fund Advisors Inc. acts as investment advisor. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares. Dimensional Fund Advisors Inc. is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. This information is based solely on a Schedule 13G filed by Dimensional Fund Advisors, Inc. as of December 31, 2009.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2009.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2009 Equity Incentive Plan(1)	255,666	$1.75	9,744,334
1999 Equity Incentive Plan(2)	8,568,946	$3.77	—
1999 Non-employee Directors Plan(2)	384,694	$6.37	—
1999 Employee Stock Purchase Plan(3)	—	$—	456,850
Equity compensation plans not approved by security holders	847,535	$5.93	329,516

Total	10,056,841	$4.00	10,530,700

(1)
The 2009 Equity Incentive Plan was approved by stockholders on June 2, 2009. The 2009 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, and other types of stock-based awards to officers, employees, non-employee directors and consultants. Of the 10 million shares reserved under the 2009 Equity Incentive Plan, the Company has established a 2.5 million share limit on the number of shares that may be granted as "full value" awards. A full value award is an award which is a one-for-one common stock equivalent, such as a restricted stock unit (RSU) that does not require the individual to pay a purchase or exercise price to receive the shares of common stock. The 2009 Equity Incentive Plan has a ten-year term through June 2, 2019, and stock options granted under the 2009 Equity Incentive Plan have a maximum term of ten years.

(2)
The 1999 Equity Incentive Plan and the 1999 Non-employee Directors Plan were each terminated effective as of June 2, 2009, with no further awards being available for issuance under such plan.

(3)
On the day after each annual stockholder meeting until the year 2010, the aggregate number of shares of common stock available for issuance under the 1999 Employee Stock Purchase Plan ("1999 ESPP") automatically increases by that number of shares equal to the greater of (i) five-tenths of one percent of the diluted shares outstanding or (ii) the number of shares of common stock sold pursuant to rights during the prior 12-month period, provided that the Board may provide for a lesser increase. The 1999 ESPP allows for a maximum increase of 3 million shares pursuant to such formula. Effective with the Company's 2010 annual meeting, 136,792 additional shares will become available for issuance under the 1999 ESPP, causing the 3 million share ceiling limit to be met.

        The following non-stockholder-approved equity compensation plans were in effect as of December 31, 2009.

        2001 Non-Statutory Stock Option Plan (the "2001 Plan").    All of our employees and consultants, other than officers and directors, are eligible to receive stock option awards under the 2001 Plan. Although we may not generally grant stock option awards to officers and directors under the 2001 Plan, we may grant stock option awards to persons not previously employed by us as an inducement essential to those persons entering into employment contracts with us, even if those persons become officers or directors in connection with such employment.

        A total of 500,000 shares of common stock has been reserved for issuance under the 2001 Plan. As of December 31, 2009, options to purchase a total of 247,535 shares were outstanding, and 249,516 shares remained available for future grants under the 2001 Plan.

        The Board administers the 2001 Plan unless and until the Board of Directors delegates administration to a committee of the Board. The Board may suspend or terminate the 2001 Plan at any time. The Board may also amend the 2001 Plan at any time. However, no such amendment will be effective unless approved by our stockholders, to the extent stockholder approval is necessary to satisfy the requirements of any NASDAQ or securities exchange listing requirements.

        Under the 2001 Plan, the Board may grant only non-statutory stock options with an exercise price as determined by the Board. The maximum option term is 10 years. The Board may provide for exercise periods of any length in individual stock option grants. However, an option generally terminates three months after the option holder's service to us or our affiliates terminates.

        If the Company is dissolved or liquidated, then any outstanding options under the 2001 Plan will terminate immediately prior to such event. If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the 2001 Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exercisability of the stock awards will accelerate.

        Acquisition Equity Incentive Plan (the "Acquisition Plan").    The Acquisition Plan was adopted by our Board in 2003. All persons not previously employed by us are eligible to receive stock awards if such stock awards are an inducement to such persons to accept employment with us or accept or continue employment one of our affiliates.

        A total of 900,000 shares of common stock have been reserved for issuance under the Acquisition Plan. As of December 31, 2009, an aggregate of 600,000 options and unvested stock awards were outstanding, and 80,000 shares remained available for future grants under the Acquisition Plan.

        The Board administers the Acquisition Plan unless and until the Board delegates administration to a committee of the Board. If required under applicable law or NASDAQ listing requirements, the Acquisition Plan shall be administered by a committee as provided in the Acquisition Plan. Our Board may suspend or terminate the Acquisition Plan at any time. Our Board may also amend the Acquisition Plan at any time. However, no such amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of any NASDAQ or securities exchange listing requirements.

        Under the Acquisition Plan, the Board may grant non-statutory stock options and restricted stock, with an exercise price as determined by the Board. The maximum option term is 10 years. The Board may provide for exercise periods of any length in individual stock option grants. However, generally an option terminates three months after the option holder's service to us and our affiliates terminates.

        If we are dissolved or liquidated, then any outstanding options under the Acquisition Plan will terminate immediately prior to such event. If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the Acquisition Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exercisability of the stock awards will accelerate.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The primary purpose of our executive compensation program is to support the Company's overall objective of creating long-term stockholder value. Toward this goal, the Compensation Committee, in conjunction with our Board of Directors, has designed compensation practices to attract, motivate and retain superior executive talent, to reward our executives for performance, and to align our executives' interests with those of our stockholders. A central aspect of our compensation practices is our annual performance review process, which is designed to assess our management's performance against financial and qualitative objectives in a manner that directly links the compensation of each of the Company's executives to our overall corporate objectives, and therefore to the interests of our stockholders. Our executive compensation structure includes both annual (base salary and annual performance bonus) and long-term (equity awards) incentives. Annual performance bonuses are established to motivate executive officers to achieve specific financial and operating objectives for the fiscal year within the context of the Company's overall strategy objectives. Long-term equity incentives are intended to reward individual contributions toward enhancing the Company's performance over longer periods of time to strongly align the executive officers' interests with those of stockholders and to promote retention. We continually review best practices for executive compensation, and strive to incorporate flexibility into our compensation programs and the assessment process to respond to, and adjust for, the evolving business environment as well as prevailing economic circumstances.

        Our Compensation Committee consults with Towers Watson (formerly Watson Wyatt), a global consulting firm focused on human capital, to evaluate the design and competitiveness of our compensation practices using publicly available compensation data from relevant peer companies and the Radford/Aon Global Life Sciences Survey, a well known and widely utilized survey which provides compensation and practices data for over 500 multinational life sciences companies (the "Radford Data" and, collectively with the data from peer group companies, the "Industry Benchmark(s)"). The Compensation Committee also receives management's assistance to compare and summarize the Industry Benchmark compensation to that of the Company's executive management. The comparative analysis to Industry Benchmarks is used in connection with our annual performance review process to evaluate and modify, when deemed appropriate, compensation of the Company's executive management. In addition to the Industry Benchmarks, our Compensation Committee may also consider factors such as the economic climate, individual performance and potential and business conditions to ensure that our compensation practices remain competitive.

        Towers Watson performs no additional services for the Company other than executive compensation consulting. The Compensation Committee chairperson pre-approves all Towers Watson engagements, including the nature, scope and fees of assignments. Towers Watson reports to the Compensation Committee and takes instructions from the Committee. The Compensation Committee has established procedures with Towers Watson for communicating with the Committee and management, and determines whether Towers Watson's services are performed objectively and free from the influence of management.

        Selection of our peer companies is determined by the Compensation Committee in consultation with, and based upon the recommendations from, Towers Watson. The principal criteria utilized in the peer selection process include:

  •
  annual revenue;

  •
  market capitalization;

  •
  relative industry and labor markets; and

  •
  similarity of business operations.

        From time to time, the peer group is modified as a result of industry consolidation and changes in the profile of peer group companies. For 2009, our peer group was comprised of the following companies, which were compiled in November 2008 under the direction of the Compensation Committee:

Accelrys, Inc.	Affymetrix, Inc.	Albany Molecular Research, Inc.
Abaxis, Inc.	Cambrex Corp.	Cepheid, Inc.
Enzo Biochem, Inc.	Harvard Bioscience, Inc.	Iris International, Inc.
Life Sciences Research, Inc.	Luminex Corp.	Nektar Therapeutics

        The table below sets forth the Company's position with respect to the peer group at the time of the analysis:

	Revenue (in millions)($)	Market Cap (in millions)($)	Number of Employees
25th Percentile	88.1	291.9	341
Median	132.3	418.8	491
75th Percentile	217.5	551.2	918
Caliper	140.3	135.5	543

Data Source: Standard & Poor's Research Insight, October 23, 2008

        The Company compares each executive officer's base salary, total cash compensation and total direct compensation to the Industry Benchmarks in the assessment and determination of compensation for its executives. The Radford Data is also utilized in the relative comparisons for non-executive compensation. To support the Company's compensation and corporate objectives, the Compensation Committee has adopted the following compensation Industry Benchmark target compensation guidelines:

Compensation Element	Industry Benchmark Target (Percentiles)
Base Salary	Median / 50th
Total Annual Cash Compensation (Base salary and annual performance bonus target)	Median / 50th
Total Direct Compensation (Comprised of base salary, annual bonus target and aggregate fair value (as of grant date) of stock and option awards granted during the year)	Median / 50th

        Actual executive compensation levels may differ from targeted levels based on individual performance and other non-performance based factors such as industry experience, future potential, unique skills, internal parity with other executives and prior compensation (for newly hired executives). The Compensation Committee's overall objective is to manage total direct compensation (and each element thereof) toward the Industry Benchmark target over time. In carrying out this objective, the Committee maintains discretion to set compensation for executives at levels that may differ from the targeted percentiles set forth above. Certain compensation components, such as base salary, are intended to attract and retain qualified executives. The annual performance bonus incentive motivates executive officers to achieve specific financial and operating objectives for the fiscal year. Long-term equity incentives are intended to reward long-term Company performance to strongly align the executive officers' interests with those of stockholders.

        In conjunction with the Company's decision in early 2009 to freeze base salaries for all employees during 2009 (except in the case of promotions and retention considerations), the Compensation Committee opted not to engage Towers Watson to perform a compensation assessment relative to the 2009 Industry Benchmarks and therefore, the 2009 peer companies identified above were not utilized for compensation benchmarking during 2009. Instead, the Compensation Committee relied primarily upon the 2007 Radford/AON Life Sciences Survey data previously compiled by Towers Watson. At the request of the Compensation Committee, Towers Watson aged the 2007 Radford/AON data to 2008 for the purposes of comparing the executives total target cash and total direct compensation to the market median in 2009. The Company perceived the Radford/AON Global Life Sciences Survey data to be a relevant benchmark because the Survey encompassed data from four of the peer companies and companies in the biotechnology, diagnostics, medical devices/scientific instruments, and pharmaceutical industries which are customers of, peripherally related to, or direct competitors with the Company. Therefore, Towers Watson and the Compensation Committee, collectively, considered the Global Life Sciences survey data to be relevant for benchmarking purposes.

Compensation Determinations

        An executive's initial compensation package (including base salary, annual performance bonus target and equity awards) is determined based on the following factors:

  •
  the individual's background, including training, functional expertise and prior work experience;

  •
  the individual's prior compensation;

  •
  the compensation paid to employees in similar roles within the Industry Benchmarks;

  •
  the demand for individuals with similar expertise and experience;

  •
  performance goals, responsibilities and other expectations for the position;

  •
  comparison to other executives within the Company having similar levels of expertise and experience; and

  •
  uniqueness of industry skills.

        In determining adjustments to executives' initial compensation packages, the Committee considers the above factors, as well as the results of the annual performance review process.

Annual Performance Review Process

        During the first quarter of each fiscal year, the Company conducts annual performance reviews for all employees. The performance reviews are an important factor in the determination of any adjustments to base salaries, annual performance bonuses, special recognition awards, stock option and restricted stock unit (RSU) awards, and promotions. During the performance review process, each member of the Company's management completes a self-evaluation in which the executive assesses his or her performance in the previous calendar year relative to the individual financial and qualitative goals that were previously established for that year, and develops individual goals for the current year to support the Company's strategic goals and financial performance objectives. Our Chief Executive Officer evaluates each executive's performance against his or her goals, as well as establishing goals for the current year. In addition to assessing and rating an executive's individual performance during the annual performance appraisal process, the Chief Executive Officer also determines if any recommendation should be made for:

  •
  a merit salary increase based on individual performance;

  •
  promotion;

  •
  an incremental adjustment to base salary if there are significant differences in the executive's compensation as compared to the Industry Benchmark for the same position; and

  •
  equity awards.

        In conjunction with the annual performance reviews conducted by the Chief Executive Officer, our Senior Vice President of Human Resources develops a detailed compensation analysis for each executive, including historical and current base salary, bonus potential versus past bonuses actually paid, historical and current value of long-term incentives previously granted, and total direct compensation. Following his review of all executives, the Chief Executive Officer prepares compensation (including equity awards) recommendations for each of the executive officers (other than for himself), and presents these recommendations to the Compensation Committee.

        For each of the Company's executives, the Compensation Committee reviews and takes under advisement the following information:

  •
  the Chief Executive Officer's recommendations regarding the individual executive's performance and potential;

  •
  summary reports or "tally sheets" of the executive's historic total compensation; and

  •
  relevant Industry Benchmarks for pay levels and compensation program design.

        The purpose of a tally sheet is to show the total dollar value of the executive's annual compensation (including an executive's annual base salary, annual performance bonus incentive, and equity-based compensation) as well as, to the extent they may apply, any pension benefits or perquisites. However, no benefits or perquisites, or other compensation not disclosed in this proxy statement, are currently provided to any executive at the Company. Additionally, tally sheets summarize each executive's outstanding equity awards and accumulated potential unrealized value, if any, for previously granted equity awards. The Compensation Committee uses tally sheets to estimate the total annual compensation of the executive officers, and to provide perspective on the executive officers' aggregate, cumulative compensation from our compensation programs, and potential payouts to the executive officers under a range of scenarios.

        The Compensation Committee may accept or adjust the compensation recommendations of the Chief Executive Officer prior to making its recommendation to the Board for final review and approval. While executives of the Company may attend certain portions of Compensation Committee and Board meetings as necessary, both the Compensation Committee and the Board regularly conduct closed meetings which do not include any members of the Company's management. Compensation decisions for executive management are made during these closed sessions. After the Board finalizes and approves its compensation recommendations, the Chief Executive Officer meets with each executive to review his or her performance during the past year, discuss goals for the upcoming year, and to communicate any compensation adjustments and equity awards.

        The annual performance review of our Chief Executive Officer is conducted entirely by the independent directors of the Board, with the Chairperson of the Compensation Committee leading the process. Factors considered in evaluating the Chief Executive Officer's performance include both quantitative assessments of the performance of the Company against corporate goals adopted for a particular year, and a qualitative assessment of the Chief Executive Officer's leadership and management effectiveness, the appropriateness of strategic and operating plans including progress against long range objectives, and his ability to retain and develop executives. The Compensation Committee reviews the Chief Executive Officer's self-evaluation, coordinates an independent review of the Chief Executive Officer by each director, prepares a consolidated review of the Chief Executive Officer's performance, reviews the competitiveness and retention value of the Chief Executive Officer's current compensation package, and submits recommendations for compensation adjustments and equity and performance bonus awards to the Board. The Board may accept or adjust the recommendations prior to its final review and approval of the Chief Executive Officer's compensation. After the Board finalizes and approves the recommendations, the Chairman of the Board and Chairperson of the Compensation Committee meet with the Chief Executive Officer to review his performance during the past year and to discuss any compensation adjustments and equity awards.

Compensation Methodology

        As noted above, the Company develops an analysis and tally sheet for each executive officer's compensation package based on market data from the Industry Benchmarks (the Radford/AON Global Life Sciences industry market survey and the Company's list of peer companies). Utilizing this data, the Compensation Committee determines, for each executive, how his or her current compensation level compares to the those of our peer group companies and comparable executives, as well as factoring in the Chief Executive Officer's assessment of each executive's individual performance, potential, experience, and skills to determine the appropriate compensation and equity recommendations for each executive. The Compensation Committee approves an individual performance ranking for each executive officer based on each executive's achievement of goals during a year, which ranking then is taken into account in determining incentive compensation amounts.

        Decisions regarding the timing and extent of compensation and awards granted are ultimately made by the Board of Directors based on recommendations from the Compensation Committee, which has considered the factors noted above. For all employees, including our executive officers, base salary merit increases and adjustments are generally effective as of March 1 of each year, following completion of the individual performance review cycle and the Board's review of the Company's performance. Payment of any annual performance bonuses earned and granting of equity incentive awards to executives are typically determined by the Compensation Committee in conjunction with the annual review of each executive officer's total direct compensation. The Compensation Committee makes specific recommendations which are reviewed and approved or adjusted by the full Board of Directors for each executive. The timing of this review, recommendation and approval process coincides with the timing of the Company's first regular meeting of the Board of Directors in the calendar year, usually in either February or March. Equity incentive grants to non-executives also follow the annual performance review process and are generally finalized in April or May. On occasion, the timing of delivery of compensation, bonuses or equity awards may change, as in the case of "out-of-cycle" promotions, where performance is extraordinary and out of the normal course of business, or where retention is a concern.

Compensation Components

        We review and determine executive compensation emphasizing a total compensation approach. This approach takes into consideration the aggregate compensation, while emphasizing the annual performance bonus and long-term equity incentives over base salaries, in order to align total compensation with stockholder interests. Utilizing this total compensation approach, the Compensation Committee has established compensation targets based on the market median of the Industry Benchmarks, as described above.

        Because annual and long-term incentive compensation plays a significant role in aligning our executives' interests with our stockholders' interests, such incentives constitute a substantial portion of the named executive officers' compensation. For 2009, approximately 69% of the Chief Executive Officer's targeted total direct compensation was in the form of incentive compensation (annual performance bonus and equity awards), as compared to a market median of 74% derived from the Radford Data. The corresponding incentive compensation as a percentage of targeted total direct compensation for Messrs. McAree, Kruka, and Drs. Manyak and Rice was 38%, 41%, 37% and 41%, respectively, compared to the median Radford Data for such executive positions of 65%, 55%, 60%

and 51%, respectively. As previously noted, Towers Watson aged the 2007 Radford Data to establish the total direct compensation benchmarks used in our 2009 executive compensation planning process. The equity values of the companies that comprised the Radford Data utilized in our compensation analysis did not reflect the global market decline that later occurred in 2008, causing the equity incentive component of the Radford Data to be overstated in comparison to the equity award value delivered to each of our executives in March 2009, which was subsequent to the overall market decline. As a result of overstated survey data with respect to long-term incentives, the Company's at-risk pay lags the survey data. The Summary Compensation Table included elsewhere in this proxy statement provides detailed information on the compensation paid to each of the named executive officers in 2009.

        The Radford Data presented to the Compensation Committee as part of the annual executive compensation program review supports a higher percentage of incentive compensation tied to annual performance bonus and long-term equity awards for the Chief Executive Officer. Therefore, the Compensation Committee has determined that our Chief Executive Officer should have a higher percentage of his total target compensation delivered in the form of incentive compensation than the other named executive officers due to his level of accountability for overall Company performance and shareholder value creation.

Base Salary

        In determining the appropriate base salary levels for each executive officer, including the named executive officers as set forth below and in the Summary Compensation Table, the Compensation Committee considers the executive's scope of responsibility, span of control and influence, prior experience, past performance, data from the Industry Benchmarks, and the overall market demand for such executives. We believe that executive base salaries should generally target the market median for executives in similar positions and with similar responsibilities as those set forth in the Industry Benchmarks. An executive's base salary is evaluated together with other components of the executive's compensation package to ensure that the executive's total direct compensation is in line with our overall compensation philosophy, as described above. Base salaries of all employees, including the named executive officers, are reviewed annually as part of our annual performance review process, described above, and may be increased based on achievement of individual goals and relative to the Company's financial condition at the time that performance and compensation is reviewed.

        As noted above, in early 2009, in response to the uncertain economic climate, the Company froze base salaries for all employees, including executives, except in the case of promotions and retention considerations. As a result, no named executive officer received a base salary increase in 2009. The Company removed the freeze on base salaries effective March 1, 2010 as a result of having exceeded its performance targets for 2009 and its improved financial position and outlook.

        The table below sets forth the base salaries in 2009 for the named executive officers.

Named Executive Officer	Percent Increase to Base Salary from 2008	Base Salary Effective March 1, 2009
E. Kevin Hrusovsky, President and Chief Executive Officer	0.0%	$454,480
Peter F. McAree, Senior Vice President and Chief Financial Officer	0.0%	$225,000
William C. Kruka, Senior Vice President, Corporate Development and Imaging business unit	0.0%	$265,000
David M. Manyak, Ph.D., Executive Vice President, Caliper Discovery Alliances and Services business unit	0.0%	$270,000
Bradley W. Rice, Ph.D., Senior Vice President, Systems R&D	0.0%	$$280,485

        Mr. Hrusovsky received no base salary increase in 2009 due to the Company's salary freeze. Mr. Hrusovsky's 2009 base salary was within the 25th to 50th percentile range of the Radford Data. Despite the Company having made the determination to freeze base salaries in 2009, the Compensation Committee considered Mr. Hrusovsky's operational and strategic performance to be excellent and above their expectations for the year 2009.

        Mr. McAree received no base salary increase in 2009 due to the Company's salary freeze. Mr. McAree's 2009 base salary was less than the 25th percentile of the Radford Data. Mr. McAree was promoted to Senior Vice President and Chief Financial Officer in April 2008 and received a promotional pay increase which positioned his base salary below the 25th percentile based upon his experience level at the time of his promotion, with the intention to progress his base pay compensation toward the 50th percentile of the Radford Data based on demonstrated performance over time. Despite the Company having made the determination to freeze base salaries in 2009, the Compensation Committee valued Mr. McAree's performance, particularly with respect to management of cash, the reduction of operating expenses, and the sale of XenBio.

        Mr. Kruka received no base salary increase in 2009 due to the Company's salary freeze. Mr. Kruka's 2009 base salary was within the 25th to 50th percentile range of the Radford Data. Mr. Kruka's base salary is assessed year to year based upon his performance relative to the financial targets for the imaging business and his operational and strategic leadership to achieving such targets. Despite the Company having made the determination to freeze base salaries in 2009, the Compensation Committee valued Mr. Kruka's strategic leadership and operational execution within the Imaging business.

        Dr. Manyak received no base salary increase in 2009 due to of the Company's salary freeze. Dr. Manyak's 2009 base salary was within the 25th to 50th percentile range of the Radford Data. Dr. Manyak's base salary is assessed annually based upon the CDAS business' achievement against established financial targets for a given fiscal year, and his operational and strategic leadership in attaining those targets. Despite the Company having made the determination to freeze base salaries in 2009, the Compensation Committee valued Dr. Manyak's leadership of the CDAS business and role in the planning and execution of the divestiture of XenBio.

        Dr. Rice received no base salary increase in 2009 due to the Company's salary freeze. Dr. Rice's 2009 base salary was approximately at the 75th percentile of the Radford Data. His market position relative to the Radford Data is higher than other named executives in part because at the time Caliper acquired Xenogen Corporation in August 2006, Dr. Rice's base salary had been established by Xenogen management under a different compensation philosophy, where the 75th percentile of the market was the base salary target. Subsequent to the acquisition, Caliper assumed Dr. Rice's base salary without revision based on Dr. Rice's education and his extensive and unique R&D expertise in the field of preclinical optical imaging. In addition, Dr. Rice was promoted to direct all of the Company's systems R&D efforts in 2008, which further supported his base salary position relative to the Radford Data. Despite the Company having made the determination to freeze base salaries in 2009, the Compensation Committee valued Dr. Rice's outstanding leadership in directing the Company's R&D efforts and introduction of several important new products.

        Based on the Company's past financial performance, the Compensation Committee historically has placed greater importance on incentive compensation versus base salaries for the Company's executives. Consequently, the 2009 base salaries of several of the executives are positioned at less than the 50th percentile of the Radford Data. The Compensation Committee views the 2009 base salary levels of the named executive officers other than Dr. Rice and several other executive officers as lower than desired in view of the Radford Data, the Company's 2009 performance and the officers' contributions. The Committee intends to take steps over time to move the salaries towards the 50th percentile of the

Radford Data. The base salary paid to each named executive officer for 2009 is reported above, as well as in column (c) of the "Summary Compensation Table."

        Effective March 1, 2010, the Board of Directors approved base salary increases for the named executive officers, including the Chief Executive Officer. Messrs. Hrusovsky, McAree, and Kruka, and Drs. Manyak and Rice received increases over their 2009 annual base salaries of 4%, 6%, 4%, 2% and 4%, respectively. Subsequent to these 2010 base salary raises, the base pay of Messrs. Hrusovsky and Kruka and Dr. Manyak are between the 25th percentile and the 50th percentile of the Industry Benchmarks, Mr. McAree's base salary is below the 25th percentile, and Dr. Rice's base salary is between the 50th and 75th percentile of the Industry Benchmarks.

Annual Performance Bonuses

        The Company maintains a Board-designed and approved annual performance bonus program managed by the Compensation Committee, pursuant to which executive officers, as well as all other employees (except employees on sales incentive bonus plans), have the opportunity to earn an annual cash bonus up to a prescribed target percentage of their annual base salary earnings. In 2009, the target percentages for non-executives ranged from a low of 5% to a high of 22.5% of base salary. For executives, the target percentages for annual cash bonuses ranged from a low of 30% to a high of 100% of base salary. The actual performance bonus paid to an executive is based upon (i) the executive's assigned target bonus percentage, (ii) the executive's individual performance ranking resulting from the annual performance review process described above, and (iii) the Company's actual performance against the corporate performance metrics for the year as established by our Board, which we refer to as the "corporate performance factor," described in further detail below. An executive's annual performance bonus under this program is calculated as follows:

Base salary × Target bonus percentage = Bonus opportunity; Bonus opportunity × Individual rating × Corporate performance factor = Bonus earned.

        No performance bonus is paid to employees whose individual performance rating is below .70. As an example, if an employee earns a base salary of $150,000 and has a target bonus percentage of 20%, the employee's annual performance bonus opportunity would be equal to $30,000. If that employee had an individual performance rating of .85 and the corporate performance factor was ..55, the employee's earned annual performance bonus would be $14,025.

        The target percentages for annual performance bonuses are typically set forth in the executive's employment offer letter, and are subject to adjustment from time to time, within the established range noted above, based on recommendations of the Compensation Committee and approval of the Board.

        An executive's individual performance ranking is established during the annual review process described above under "Annual Performance Review Process." The corporate performance factor is generally established during the first quarter of each year when the Board, based on recommendations from the Compensation Committee, compares the Company's performance for the most recent completed fiscal year against the metrics previously established for such year. In establishing the corporate performance metrics that will apply for a given fiscal year, the Board utilizes a multi-year perspective that takes into consideration the Company's historical financial performance, projected growth, and strategic goals and objectives, as well as the overall economic environment in which the Company operates. In 2009, the principal financial goals comprising the corporate performance factor assessment were: revenue, year-end backlog, earnings before interest, depreciation, taxes and amortization (EBITDA), operating cash flows, and year-end cash. Under the annual performance bonus program, maximum performance levels have not been established for each corporate performance goal. The Compensation Committee believes that these quantitative metrics correctly align the Company's management with the interests of our stockholders. In addition, the Board evaluates the Company's performance each year on the basis of non-financial strategic and qualitative measures and initiatives, as determined by the Board.

        In 2009, the Company's performance exceeded the corporate performance metrics as follows:

Measure	Target	Result	% Achieved
	(in millions)
Revenue(1)	$118.8	$120.1	101%
Backlog(2)	$17.8	$18.0	101%
EBITDA(3)	$(3.5)	$2.1	160%
Cash flow from operations(4)	$(7.5)	$1.9	125%
Ending cash, December 31(5)	$17.5	$28.3	162%

(1)
The target goal for revenue was adjusted to exclude the target revenues and actual revenues of Xenogen Biosciences Corporation (XenBio) in 2009, due to the divestiture of XenBio on December 11, 2009. Based upon reported GAAP revenues of $130.4 million, the Company attained 99% of the unadjusted revenue target goal of $131.5 million, even though it did not benefit from a full year of XenBio operations.

(2)
The target goal for backlog was adjusted to exclude the backlog budget for XenBio, as such backlog was not included in the Company's December 31, 2009 backlog result. For purposes of this particular measure, backlog includes deferred revenue to be realized within one year, as well as the value of outstanding purchase orders.

(3)
The target measure for EBITDA was not adjusted as a result of the XenBio divestiture. If revised, the adjusted target and percentage achievement would have been $(4.0) million and 170%, respectively.

(4)
Cash flow from operations is as reported on a GAAP basis, not adjusted for the XenBio divestiture.

(5)
The cash result represents cash and marketable securities reported as of December 31, 2009 on a GAAP basis, but excludes $9.8 million of investing proceeds generated from the divestiture of XenBio.

        The Company exceeded all of its established corporate financial targets for 2009, despite an extremely challenging global economic environment. In evaluating the Company's performance for 2009, the Board of Directors considered additional accomplishments of the Company, which included:

  •
  20% consumable revenue growth underlying an overall 9% increase in organic revenues which excludes revenues of divested businesses and the effect of foreign currency changes,

  •
  Successful divestiture of XenBio,

  •
  Development and release of several new products and innovations including: Lumina XR, Living Image® 4.0, Zephyr GW, LabChip® GX assays, IVIS® reagents,

  •
  Significant continued progress in improving operational efficiencies and enhancing core information systems and infrastructure, and

  •
  Further evolution and strong reinforcement of a performance-oriented culture, succession planning and employee development.

        Based on the Company's strong financial performance and achievements compared to its 2009 corporate performance metrics, and in consideration of the additional accomplishments noted above, the Board determined a corporate performance factor of 1.2 for the annual performance bonus program in 2009. This is the highest corporate performance factor assigned by the Board in the

Company's history, compared to previous corporate performance factors of 0.25 in 2008, 0.55 in 2007, 0.75 in 2006 and 1.0 in 2005.

        Under the Chief Executive Officer's employment agreement with the Company, his target annual bonus is 100% of his annual base salary earnings, which, if paid at this level, would put his total cash compensation in 2009 slightly below the 50th percentile of the Radford Data. The Board determined a 1.1 personal performance factor rating for the Chief Executive Officer based upon its assessment of his performance in managing the Company's achievements in 2009 which, when applied to the overall 1.2 corporate factor, resulted in a bonus earned by the Chief Executive Officer of $599,914, or 132% of his annual base pay earned in 2009 (see discussion above regarding the Company's annual performance bonus program for more detail regarding the underlying bonus calculation). The individual performance factor for each other named executive officers and for all executives of the Company were assessed pursuant to their performance against individual quantitative and qualitative objectives during 2009, as further described in "Annual Performance Bonuses," above.

        The table below shows our named executive officers' actual performance bonuses earned for fiscal year 2009 and paid on March 31, 2010.

Named Executive Officer	Actual Bonus Earned for 2009	Total Target Bonus Percentage	Corporate Factor Approved by Board	Personal Factor Approved by Board	Percent of Total Eligible Bonus Achieved for 2009
E. Kevin Hrusovsky	$599,914	100%	1.2	1.1	132%
Peter F. McAree	94,500	35%	1.2	1.0	120%
William C. Kruka	122,430	35%	1.2	1.1	132%
David M. Manyak, Ph.D.	138,510	45%	1.2	0.95	114%
Bradley W. Rice, Ph.D.	129,584	35%	1.2	1.1	132%

        Mr. Hrusovsky received a personal performance factor of 1.1 from the Board based upon the Company exceeding all of the established corporate performance metrics for 2009, his execution against the Company's established strategic business plan, the completion of the divestiture of the Company's XenBio subsidiary, and his strong strategic, operational and organizational leadership driving 9% organic growth, significant increases in cash and margin, and many new products from organic R&D investments during uncertain economic times.

        Mr. McAree received a personal performance factor of 1.0 based upon his strong leadership and performance in executing the divestiture of XenBio, his strong operational focus which facilitated significant margin and cash improvement for the Company, and for the critical role he has played in improving the Company's telecommunication and IT infrastructures.

        Mr. Kruka received a personal performance factor of 1.1 for his strong operational leadership of the Company's Imaging business, which achieved double-digit organic growth in 2009, and for his contributions to the Company's overall strategic business planning efforts.

        Dr. Manyak received a personal performance factor of 0.95 for his leadership and involvement related to the divestiture of XenBio, achievement of growth within the commercial sector of the CDAS business, and for having implemented operating expense disciplines which resulted in significant expense reductions within the CDAS business in 2009.

        Dr. Rice received a personal performance factor of 1.1 for his strong Systems R&D leadership which resulted in the development and delivery of several new, strategic products in 2009, his reduction of R&D expenses by more than $1.5 million, and his contributions to, and execution of, important elements of the Company's strategic business plan.

Long-Term Incentives

        We consider long-term equity incentives to be an important component of each executive's total compensation package, because long-term incentives closely align the interests of the Company's executives with the interests of our stockholders and encourage retention of high-performing individuals. Executives who join the Company are typically awarded initial grants of stock options and restricted stock units (RSUs) with a total face value on the date of grant ranging from one to four times the executive's base salary, depending upon the executive's level within the organization, title, experience, expertise, and total direct compensation at his or her prior company. In addition, we conduct an annual review of current equity holdings and value for each executive, which helps the Board in making decisions regarding long-term incentive grants for the current fiscal year. The Compensation Committee and the Board may grant a combination of stock options and RSUs to each executive on an annual basis to enhance our ability to retain key employees, while also ensuring minimal stockholder dilution and stock option expense charges. The Company has not adopted stock ownership guidelines for executives, and the Board has not established weighting for the number of stock options versus the number of RSUs granted in a given year. Rather, the Company emphasizes granting the number of stock options and RSUs necessary at any given time in order to maximize alignment of executive compensation with our stockholders' interests. The Board closely monitors share usage, dilution, expense and overhang, as well as the retention value of grants made, to ensure that a proper balance of stock options and RSUs is achieved each year.

        Each year, the Board of Directors delegates authority to the Chief Executive Officer to grant stock options and RSUs to non-executives of the Company. The number of shares in the pool available for grant to non-executives is pre-approved by the Board on an annual basis. The shares granted by the Chief Executive Officer may only be granted to non-executive employees, may not exceed the number of shares within the established pool, and the terms, conditions and vesting of any grants awarded must be in accordance with the 2009 Equity Plan. We typically make new hire, performance-based and promotion-related stock option and/or RSU awards at employee levels of "director" and above, and to employees who are not at director level but consistently demonstrate extraordinary performance. Non-executive equity awards are generally made in connection with the annual performance review process described above, which is typically completed in late March or early April of each year. Approximately 20% of the Company's top-performing employees are awarded equity grants during the annual performance review process.

        Stock option awards are never granted at less than 100% of fair market value, defined as the closing price of our stock on the date of grant. Option awards typically vest over four years, with 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting ratably each quarter thereafter. RSU awards typically vest 25% per year over a four-year period on the anniversary of the date of grant. Options have a term of 10 years, after which they expire.

        In 2006, the Compensation Committee adopted a guideline of managing the annual share usage for long-term incentive awards for all employees, including executives, to between 3% and 4% of total common shares outstanding as of the fiscal year end. We generally anticipate that the annual value of executive equity incentive awards will be at or slightly above the market median for companies represented in the Industry Benchmarks. In determining the value of an equity award comprised of both options and RSUs, the Compensation Committee uses a formula based on the Black-Scholes valuation method to determine the value of the option portion of the total equity award.

        In determining stock option and RSU awards granted to an executive in 2009, the Compensation Committee considered:

  •
  the executive's individual performance and responsibilities;

  •
  his or her expected future contributions to the Company's success;

  •
  significant changes in job responsibilities;

  •
  the competitiveness of the executive's total direct compensation (base salary, performance bonus potential and equity incentives);

  •
  an analysis of equity incentive awards granted to comparable executives in the Industry Benchmarks;

  •
  the total number of shares in the award and the associated expense;

  •
  the potential stockholder dilution resulting from an equity award; and

  •
  the executive's current level of ownership of Company stock and options, and the current value of stock options and, RSUs previously granted to such executive.

        In 2009, the Board of Directors was particularly mindful that the relatively low price of the Company's common stock at the outset of 2009 would increase the annual share usage for long-term incentive compensation above the 3-4% target level objective. The Board also recognized that at the time of grant 100% of outstanding stock options held by all executives as a group were "out-of-the-money" and that as a result, there was little retention value inherent in unvested options. Of the total out of-the-money outstanding stock options held by the executive officers as a group, 56% of such option shares were held by our named executive officers as a group, and 29% of the total were held by Mr. Hrusovsky. In establishing the pool of equity awards to our executives in 2009, the Board sought to limit share usage while also providing for adequate long-term incentive and retention. As a result, overall share usage for executive and employee grants in 2009 exceeded the target guidelines, but generally resulted in each executive officer's total direct compensation in 2009 falling beneath the 50th percentile of the Industry Benchmarks. With respect to our named executive officers, four of the five individuals' total targeted direct compensation for 2009 was below the 50th percentile of the Radford Data. If competitive long-term incentive values were granted in 2009, the Compensation Committee believes that the annual share usage would have fallen within the 3-4% target level objective.

        Total equity grants made by the Company in 2009 resulted in share usage of approximately 6.9% of total common shares outstanding as of December 31, 2008. Approximately 77% of the total 6.9% shares issued to employees were granted to executives of the Company, including 49% to named executive officers and 31% to the Chief Executive Officer. The stock option grants made to all executives in 2009, except for one grant made in December, 2009 in connection with the promotion of one executive, were granted by the Board of Directors at an exercise price of $1.30 per share, which was 67% above the fair market value of $0.78 on the date of grant. Because the size of equity awards to executives in 2009 was relatively high compared to the targeted range for share usage in a given year, and because the Company's stock price was relatively low on the date of grant, the Board made the decision to establish the exercise price for these options above the then-current market value of the Company's common stock to ensure that the executives' long-term incentives remained aligned with the long-term interests of the Company's stockholders.

        Mr. Hrusovsky was granted an option to purchase 200,000 shares and 250,000 RSUs. Additionally, he received a special, one-time retention award of 400,000 RSUs. The relatively higher number of shares granted to Mr. Hrusovsky was due to the Board of Directors' concern that the retention value of Mr. Hrusovsky's existing long-term incentive awards was insufficient at the time of the equity review based on the then current price of the Company's common stock. The Board views Mr. Hrusovsky's position as Chief Executive Officer as being of considerable importance to the future success of the business and therefore concluded that this special retention award was in the best interests of the Company's stockholders. The 2009 grants positioned Mr. Hrusovsky's total direct compensation below the 25th percentile of the Radford Data. The Compensation Committee and the Board differentiated the grant to Mr. Hrusovsky from the grants to the other named executive officers due to the nature of his position and his overall influence on the Company's long-term success.

        Mr. McAree was granted an option to purchase 75,000 shares and 38,500 RSUs. This 2009 equity grant, in addition to Mr. McAree's base salary and annual performance bonus target, positioned his 2009 total direct compensation below the 25th percentile of the Radford Data. Mr. McAree's 2009 RSU grant was lower than that of the other named executive officers because, as of March 2009, he had been in his position of Chief Financial Officer reporting directly to the Chief Executive Officer for less than one year, as compared to the other three named executive officers, who had been in executive positions reporting to the Chief Executive Officer for greater than three years.

        Mr. Kruka was granted an option to purchase 75,000 shares and 44,500 RSUs. This equity grant, in addition to Mr. Kruka's base salary and annual performance bonus target, positioned his 2009 total direct compensation between the 25th and the 50th percentile of the Radford Data.

        Dr. Manyak was granted an option to purchase 75,000 shares and 44,500 RSUs. This equity grant, in addition to Dr. Manyak's base salary and annual performance bonus target, positioned his 2009 total direct compensation below the 25th percentile of the Radford Data.

        Dr. Rice was granted an option to purchase 75,000 shares and 44,500 RSUs. This equity grant, along with Dr. Rice's base salary and annual performance bonus target, positioned his 2009 total direct compensation between the 50th and 75th percentile of the Radford Data.

        The 2009 equity awards are subject to the Company's standard four-year vesting provisions as noted above for equity awards, with the exception of Mr. Hrusovsky's special one-time incentive award of 400,000 RSUs which are subject to a four-year cliff vesting requirement.

Other Compensation

        We provide additional benefits to our executives that are substantially the same as those offered to all other employees, such as health, dental and vision insurance, life and disability insurance, flexible spending accounts, a 401(k) plan and access to an employee stock purchase plan. In addition, we may provide cash signing bonuses as part of an offer to certain executives and other employees. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. In addition, we may assist with certain relocation expenses associated with hiring an executive who must relocate in order to join us. We believe that signing bonuses and relocation expense reimbursements create additional incentives for an executive to join the Company in a position where there is high market demand. These forms of compensation are, however, recommended by our Chief Executive Officer to the Compensation Committee and subsequently approved by the Board in its discretion for executive officers. These forms of compensation are generally subject to repayment on a pro-rata basis if the executive terminates his or her employment within one year of the date of hire.

Severance and Change in Control Arrangements

        In June 2003, the Company entered into an employment agreement with our Chief Executive Officer which provides for severance payments other than in connection with a change in control of the Company. In February, 2005, the Board adopted the Company's Key Employee Change of Control and Severance Benefit Plan, which provides certain executives with severance payments in the event of a termination or constructive termination following a change in control of the Company. The severance benefits including monthly base salary payments equal to his or her base pay at the time of separation and health and dental coverage through COBRA, are payable to executives for a period of up to 24 months in the case of the Chief Executive Officer, and up to 12 months for all other key employees, or in each case until the covered executive is employed by another company, whichever comes first. In addition to monthly base salary payments and continued health and dental coverage, executives covered by the Key Employee Change in Control and Severance Benefit Plan are eligible to receive their target bonus or incentive payment for the year in which termination occurs, prorated through the date of termination. Because our executives are most at risk of having their employment involuntarily or constructively terminated following a change of control of the Company, we believe that the employment agreement with Mr. Hrusovsky and the Key Employee Change of Control and Severance Benefit Plan provide important retention incentives for executives which will protect the value of the Company in the event of a potential acquisition. See "Executive Officer and Director Compensation—Post-Termination Compensation and Benefits" for a more complete description of the terms of these agreements.

Conclusion

        Our compensation policies and practices are designed and are continually reviewed to ensure their alignment with our primary objectives of recruiting, retaining and motivating our executives and to ultimately reward them for outstanding individual and corporate performance.

Compensation Committee Report*

        The Compensation Committee has reviewed and discussed with the Company's management, the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

                      COMPENSATION COMMITTEE
                      Kathryn A. Tunstall (Chair)
                      Van Billet
                      Robert C. Bishop, Ph.D.

*
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

RISKS RELATED TO COMPENSATION PRACTICES AND POLICIES

        The Compensation Committee believes that (i) the elements, structure and policies relating to the Company's compensation programs effectively link performance-based compensation to financial goals and stockholder interests without encouraging employees to take unnecessary or excessive risks in the pursuit of those objectives and (ii) the Company's compensation programs are designed to mitigate inappropriate risk-taking, for the following reasons:

  •
  Our compensation structure consists of base salary and incentive compensation. The base salary portion of compensation is designed to provide steady income so employees do not feel pressured to focus exclusively on stock price performance or other financial metrics to the detriment of other important operational and strategic objectives.

  •
  Our annual performance bonus is awarded based on achievement of a combination of both corporate and individual goals in any given fiscal year. By using a combination of financial, operational, and individual performance in determining the amount of bonus earned, we feel that this variable component properly motivates employees to target specific annual financial results while continuing to strive to meet strategic objectives that offer long-term rewards for the Company.

  •
  Our equity awards encourage long-term, sustainable performance of the overall business because they vest over four years and their value is designed to increase with the increase in our stock price over time.

  •
  By using a combination of stock options and restricted stock units, executives' focus is properly balanced and not solely focused on a short-term stock price increase.

  •
  Our annual performance bonus program guidelines are applicable to our executives and employees alike. We do not believe our sales compensation plans encourage risk-taking that could have a material adverse effect on the business. We believe this encourages consistent behavior across the organization, rather than establishing different performance metrics depending on a person's position or function in the Company.

 EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary of Compensation

        The following table shows, for the fiscal years ended December 31, 2009, 2008 and 2007, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers during the last completed fiscal year (the "named executive officers"):

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
E. Kevin Hrusovsky,	2009	454,480	599,914	648,115	74,588	—	—	360	1,777,457
President and	2008	451,567	—	163,600	302,763	—	—	360	918,290
Chief Executive Officer	2007	433,500	238,425	263,163	235,923	—	—	360	1,171,371
Peter F. McAree,	2009	225,000	94,500	49,045	27,970	—	—	185	396,700
Senior Vice President and	2008	217,317	—	69,530	105,967	—	—	185	392,999
Chief Financial Officer(3)	2007	186,500	34,106	79,892	98,924	—	—	185	399,607
William C. Kruka,	2009	265,000	122,430	58,141	27,970	—	—	203	473,744
Senior Vice President,	2008	255,034	—	73,620	149,662	—	—	203	478,519
Corporate Development and	2007	242,000	48,914	131,100	186,345	—	—	203	608,562
Imaging business unit(3)
David M. Manyak, Ph.D.,	2009	270,000	138,510	62,710	27,970	—	—	—	499,190
Executive Vice President,	2008	261,995	—	73,620	149,662	—	—	—	485,277
Caliper Discovery Alliances	2007	246,333	67,064	72,240	149,536	—	—	—	535,173
and Services business unit
Bradley W. Rice, Ph.D.	2009	280,485	129,584	61,554	27,970	—	—	—	499,593
Senior Vice President	2008	278,904	—	73,620	113,536	—	—	—	466,060
Systems R&D(3)	2007	269,167	46,633	94,908	149,536	—	—	—	560,244

Notes:

(1)
The amounts in column (d) reflect cash bonuses paid to the named executive officer in 2010 for their performance in 2009.

(2)
The amounts reported in columns (e) and (f) above reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 "Stock Compensation," which excludes the effect of estimated forfeitures. The assumptions and methodologies used to calculate these amounts are discussed in Note 12 (Stockholders' Equity) to our Consolidated Financial Statements in the 2009 Annual Report to Stockholders on Form 10-K filed with the Securities and Exchange Commission. Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees is generally recognized over the vesting periods applicable to the awards.

(3)
Mr. McAree became a named executive officer in 2008, Mr. Kruka became a named executive officer in 2007, and Dr. Rice became a named executive officer in 2009.

Grants of Plan-Based Awards

        The following table shows, for the fiscal year ended December 31, 2009, certain information regarding grants of plan-based awards to the named executive officers.

Name	Grant Date	All Other Stock Awards; Number of Shares of Stock or Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Plan-based Awards ($)(6)(7)
E. Kevin Hrusovsky	03/03/2009	250,000	(1)	200,000	1.30	269,588
	03/03/2009	180,917	(2)	—	—	141,115
	03/03/2009	400,000	(3)	—	—	312,000
Peter F. McAree	03/03/2009	38,500	(1)	75,000	1.30	58,000
	03/03/2009	24,378	(2)	—	—	19,015
William C. Kruka	03/03/2009	44,500	(1)	75,000	1.30	62,680
	03/03/2009	30,040	(2)	—	—	23,431
David M. Manyak, Ph.D.	03/03/2009	44,500	(1)	75,000	1.30	62,680
	03/03/2009	35,898	(2)	—	—	28,000
Bradley W. Rice, Ph.D.	03/03/2009	44,500	(1)	75,000	1.30	62,680
	03/03/2009	34,416	(2)	—	—	26,844

Notes:

(1)
25% of the number of shares subject to the option or stock award vest on each anniversary of the date of grant, subject to accelerated vesting under specified circumstances as described in "Post-Termination Compensation Benefits" below.

(2)
Represents RSUs granted in lieu of cash bonuses earned in 2008. Such RSUs were subject to one-year cliff vesting. The shares subject to these RSUs were issued on March 3, 2010.

(3)
In 2009, Mr. Hrusovsky was granted a special retention award of 400,000 RSUs subject to a four-year cliff vesting on March 3, 2013. The award is subject to forfeiture if Mr. Hrusovsky's employment is terminated prior to vesting.

(4)
25% of the number of shares subject to the option or stock award vest on the one-year anniversary date of the grant, and the remainder vest one sixteenth per quarter thereafter, subject to accelerated vesting under specified circumstances as described in "Post-Termination Compensation Benefits" below.

(5)
Because of the relatively low price of the Company's common stock on the date of grant ($0.78/share), the Board of Directors decided to establish the exercise price of these stock option awards at $1.30, which was 67% above the then current fair market value of the Company's common stock on the date of grant, which, under our 1999 Equity Incentive Plan, is established at the prior day's closing price of our common stock as reported by NASDAQ.

(6)
Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on March 12, 2010.

(7)
The grant date fair value of the RSUs was calculated by multiplying the number of stock units by the market price of the stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows certain information regarding outstanding equity awards at December 31, 2009 for our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(7)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
E. Kevin Hrusovsky	700,000	—		5.46	07/13/2013	—		—
	80,000	—		5.85	07/29/2014	—		—
	40,000	—		6.25	08/16/2015	—		—
	120,937	8,063	(1)	6.40	03/28/2016	9,000	(2)	22,860
	62,500	37,500	(1)	5.69	04/03/2017	17,500	(2)	44,450
	—	—		—	—	11,250	(3)	28,575
	87,500	112,500	(1)	4.09	03/05/2018	30,000	(2)	76,200
	—	200,000	(1)	1.30	03/02/2019	250,000	(2)	635,000
	—	—		—	—	180,917	(5)	459,529
	—	—		—	—	400,000	(6)	1,016,000
Peter F. McAree	100,000	—		5.46	07/13/2013	—		—
	18,000	—		5.85	07/29/2014	—		—
	5,000	—		6.25	08/16/2015	—		—
	15,937	1,063	(1)	6.40	03/28/2016	1,250	(2)	3,175
	29,562	13,438	(1)	6.02	02/26/2017	4,000	(2)	10,160
	—	—		—	—	5,833	(4)	14,816
	30,625	39,375	(1)	4.09	03/05/2018	12,750	(2)	32,385
	—	75,000	(1)	1.30	03/02/2019	38,500	(2)	97,790
	—	—		—	—	24,378	(5)	61,920
William C. Kruka	100,000	—		7.71	05/14/2012	—		—
	50,000	—		3.63	05/19/2013	—		—
	30,000	—		3.78	05/20/2013	—		—
	22,000	—		5.85	07/29/2014	—		—
	12,000	—		6.25	08/16/2015	—		—
	44,062	2,938	(1)	6.40	03/28/2016	3,250	(2)	8,255
	55,687	25,313	(1)	6.02	02/26/2017	7,500	(2)	19,050
	—	—		—	—	7,500	(4)	19,050
	32,812	42,188	(1)	4.09	03/06/2018	13,500	(2)	34,290
	9,375	20,625	(1)	2.97	09/07/2018	—		—
	—	75,000	(1)	1.30	03/02/2019	44,500	(2)	113,030
	—	—		—	—	30,040	(5)	76,302
David M. Manyak, Ph.D.	20,000	—		6.86	11/15/2015	—		—
	34,687	2,313	(1)	6.40	03/28/2016	2,500	(2)	6,350
	44,687	20,313	(1)	6.02	02/26/2017	6,000	(2)	15,240
	32,812	42,188	(1)	4.09	03/05/2018	13,500	(2)	34,290
	9,375	20,625	(1)	2.97	09/07/2018	—		—
	—	75,000	(1)	1.30	03/02/2019	44,500	(2)	113,030
	—	—		—	—	35,898	(5)	91,181
Bradley W. Rice, Ph.D.	33,750	11,250	(1)	5.19	11/06/2016	—		—
	44,687	20,313	(1)	6.02	02/26/2017	6,000	(2)	15,240
	—	—		—	—	4,167	(4)	10,584
	32,812	42,188	(1)	4.09	03/05/2018	13,500	(2)	34,290
	—	75,000	(1)	1.30	03/02/2019	44,500	(2)	113,030
	—	—		—	—	34,416	(5)	87,417

Notes:

(1)
25% of the number of shares subject to the option or stock award vest on the one-year anniversary date of the grant, and the remainder vest one sixteenth per quarter thereafter, subject to accelerated vesting under specified circumstances as described in "Post-Termination Compensation and Benefits" below.

(2)
25% of the number of shares subject to the option or stock award vest on each anniversary of the date of grant, subject to accelerated vesting under specified circumstances as described in "Post-Termination Compensation and Benefits" below.

(3)
100% of the number of shares subject to the option or stock award vest on the 4th anniversary of the date of grant, April 4, 2007, subject to accelerated vesting under specified circumstances as described in "Post-Termination Compensation and Benefits" below.

(4)
100% of the number of shares subject to the option or stock award vest on the 4th anniversary of the date of grant, March 16, 2007, subject to accelerated vesting under specified circumstances as described in "Post-Termination Compensation and Benefits" below.

(5)
100% of the number of shares subject to the option or stock award vest on the 1st anniversary of the date of grant, March 3, 2010, subject to accelerated vesting under specified circumstances as described in "Post-Termination Compensation and Benefits" below.

(6)
100% of the number of shares subject to the option or stock award vest on the 4th anniversary of the date of grant, March 3, 2013, subject to accelerated vesting under specified circumstances as described in "Post-Termination Compensation and Benefits" below.

(7)
The option expiration date for each option is 10 years after the date of grant of each option.

(8)
Market value was calculated by multiplying $2.54, the closing price of our common stock on NASDAQ on December 31, 2009, by the number of unvested stock units.

Option Exercises and Restricted Stock Vested

        The following table presents information regarding the vesting of restricted stock and option awards during the fiscal year ended December 31, 2009. None of the named executive officers exercised stock options during the fiscal year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
E. Kevin Hrusovsky	—	—	37,750	$48,263
Peter F. McAree	—	—	8,750	10,208
William C. Kruka	—	—	14,500	17,305
David M. Manyak, Ph.D.	—	—	15,000	23,530
Bradley W. Rice, Ph.D.	—	—	7,500	7,830

(1)
Value realized on vesting was calculated by multiplying $2.54, the closing price of our common stock on NASDAQ on December 31, 2009, by the number of unvested stock awards.

Pension Benefits

        We do not have any qualified or non-qualified deferred benefit plans.

Nonqualified Deferred Compensation

        We do not have any non-qualified deferred contribution plans or other deferred compensation plans.

Post-Termination Compensation and Benefits

        In June 2003, we entered into an employment agreement with Mr. E. Kevin Hrusovsky. The employment agreement is at-will, and provides that if Mr. Hrusovsky is terminated without cause (other than in connection with a change in control), he will be paid his base salary for 18 months in semi-monthly installments, he will be reimbursed for health insurance premiums at his then-current rate of coverage for 18 months, and he will receive accelerated vesting of 18 months for his outstanding options and restricted shares. If Mr. Hrusovsky is terminated without cause or constructively terminated from his employment within 13 months after a change of control, he will receive the severance benefits and accelerated vesting benefits set forth in our Key Employee Change of Control and Severance Benefit Plan, as described in the following paragraph.

        In February 2005, the Board adopted the Key Employee Change of Control and Severance Benefit Plan ("The Plan"). The Plan was amended in November of 2008 to ensure compliance with Section 409A of the Internal Revenue Code. Such amendments did not substantively change the benefits and terms of the Plan. The Plan provides for the partial accelerated vesting of outstanding options and RSUs, and the payment of severance benefits, to certain executives, including all of the named executive officers, in the event that a covered officer is constructively or involuntarily terminated without cause within 13 months after a change in control, as defined in the Plan. The benefits provided to covered officers under the Plan include:

  •
  Salary Continuation.  Monthly payments equal to such executive's base pay at the time of the covered termination for (i) in the case of each covered executive other than our Chief Executive Officer, 12 months and (ii) in the case of the Chief Executive Officer, 24 months, or in each case until such covered executive is employed by another company, whichever occurs earlier;

  •
  Prorated Bonus Payment.  A payment equal to such executive's target bonus or incentive payment for the year in which the covered termination occurs, prorated through the date of such termination;

  •
  Benefit Continuation.  Continued provision of the Company's standard medical and dental benefit insurance coverage for the period of salary continuation specified above; and

  •
  Partial Vesting Acceleration of Equity Awards.  On the date of termination, vesting acceleration of an additional 30 months for all outstanding stock options, RSUs and other equity awards issued by the Company prior to the change of control.

Potential Payments upon a Change of Control

        If the total amount of payment under the change in control plan would cause the covered officer to incur "golden parachute" excise tax liability in connection with the change in control, then the payments will be reduced to the extent necessary to leave him or her in a better after-tax position than if no such reduction had occurred. The Plan may be amended by the Board at any time prior to a change of control. The Plan provides these benefits and protections to Mr. Hrusovsky, each of his direct subordinates including each of the named executive officers, and any other employee designated by the Board.

        The details of the potential payments payable to our named executive officers under severance and change in control arrangements upon termination of employment with or without a change of control are set out below.

        The Key Employee Change of Control and Severance Benefit Plan, as amended in November 2008, covering certain officers was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008.

Potential Payments upon Termination or Change in Control

        The following tables show the potential payments to our named executive officers upon termination or a change of control of the Company, assuming such events had occurred on December 31, 2009.

Potential Payments upon Termination without Cause or Resignation for Good Reason within 13 Months of a Change in Control

Name	Salary Continuation + Prorated Bonus ($)(1)	Value of Benefits Continuation ($)(2)	Value of Accelerated Equity Awards ($)(3)	Total ($)
E. Kevin Hrusovsky	1,363,440	66,479	1,309,364	2,739,283
Peter F. McAree	303,750	25,631	271,360	600,741
William C. Kruka	371,000	11,801	317,281	700,082
David M. Manyak, Ph.D.	391,500	28,919	307,395	727,814
Bradley W. Rice, Ph.D.	378,655	27,143	307,865	713,663

(1)
These amounts assume that no alternative employment is obtained by the named executive officer during the applicable severance benefit period. Under the terms of our Key Employee Change of Control and Severance Benefit Plan, severance payments to a terminated employee will cease when alternative employment is obtained.

(2)
Consists of health, dental, vision and life insurance coverage. The value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2009, and is valued at the premiums in effect on December 31, 2009.

(3)
These amounts represent the intrinsic value (market value less exercise price) of each equity award at December 31, 2009, multiplied by the number of unvested shares subject to equity awards that would become vested. These amounts do not reflect any time value associated with any stock option awards.

Potential Payments upon Termination without Cause prior to or more than 13 Months after a Change in Control

Name	Salary Continuation ($)	Value of Benefits Continuation ($)(1)	Value of Accelerated Equity Awards ($)(2)	Total ($)
E. Kevin Hrusovsky	681,720	49,859	1,063,214	1,794,793
Peter F. McAree	—	—	—	—
William C. Kruka	—	—	—	—
David M. Manyak, Ph.D.	—	—	—	—
Bradley W. Rice, Ph.D.	—	—	—	—

(1)
Consists of health, dental, vision and life insurance coverage. The value is based upon the type of insurance coverage we carried for each named executive officer as of December 31, 2009, and is valued at the premiums in effect on December 31, 2009.

(2)
These amounts represent the intrinsic value (market value less exercise price) of each equity award at December 31, 2009, multiplied by the number of unvested shares subject to equity awards that would become vested. These amounts do not reflect any time value associated with any stock option awards.

Director Compensation

        We generally review, under the direction of the Compensation Committee, the level of compensation for our directors on an annual basis, concurrent with the review of executive officer compensation. To assess the suitability and market competitiveness of our non-employee director compensation, as well as to remain informed regarding current trends and compensation practices for our non-employee directors, we have historically obtained data from a number of sources, including publicly available data in peer companies, the Radford/AON market survey, and directly from other companies.

        Under the terms of our Non-Employee Director Cash Compensation Plan, which was adopted by our Board in February 2007, our non-employee directors are no longer paid fees for attendance at meetings, but are instead paid annual cash retainers for their service on the Board and on the various committees of the Board. In February 2007, our Board also approved the recommendations of the Compensation Committee to amend the 1999 Non-Employee Directors' Equity Incentive Plan (the "Directors' Plan"). Stockholder approval for such amended plan was obtained on June 5, 2007. Under the amended director compensation guidelines in the Directors' Plan, the annual automatic grant to non-employee directors (other than any non-employee director who serves as Chairman of the Board) that would be made on the day following the Company's annual stockholders meeting became a grant of $35,000 in equity value on an annual basis, where one half of such total value is granted in the form of RSUs (based on the value of our stock on the date of such grant) and one half of such total value is granted in the form of an option to purchase a designated number of shares (based on the value of such option under the fair value pricing model used by the Company for financial reporting purposes). For any non-employee director who also serves as Chairman of the Board, the annual automatic grant to that non-employee director under the Directors' Plan is $50,000 in equity value on an annual basis, which total value is also split evenly between RSUs and options in the same manner as explained above. The amendment of the Directors' Plan did not change the one-year vesting period for annual equity grants to non-employee directors or the initial equity grant to new non-employee directors of an option to purchase 25,000 shares, which will continue to vest over a four-year period. The Directors' Plan expired upon the approval by stockholders of the 2009 Equity Incentive Plan at the 2009 annual stockholders meeting.

        In April 2009, the Board also approved a new Non-Employee Director Compensation Policy, which became effective upon the approval of the 2009 Equity Incentive Plan by the Company's stockholders. Under the terms of this policy, our non-employee directors will receive the same cash consideration as provided in the prior Non-Employee Director Cash Compensation Policy and the same equity compensation as provided in the Directors' Plan, as amended at our 2007 annual stockholders meeting, except that future equity awards will be made under the 2009 Equity Incentive Plan.

        The following table shows, for the fiscal year ended December 31, 2009, the total compensation paid to our directors, other than Mr. Hrusovsky, who does not receive any additional compensation from the Company for his service as a director:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Robert C. Bishop, Ph.D.	58,750	25,000	25,000	—	—	108,750
Van Billet	48,250	17,500	17,500	—	—	83,250
David W. Carter	45,500	17,500	17,500	—	—	80,500
Allan L. Comstock	50,000	17,500	17,500	—	—	85,000
David V. Milligan, Ph.D.(3)	40,000	17,500	17,500	—	30,000	105,000
Kathryn A. Tunstall	45,000	17,500	17,500	—	—	80,000

(1)
This amount includes the amount of cash compensation received or fees earned for 2009 Board or Committee services.

(2)
These amounts reflect the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 "Stock Compensation," which excludes the effect of estimated forfeitures. The assumptions and methodologies used to calculate these amounts are discussed in Note 12 (Stockholders' Equity) to our Consolidated Financial Statements in the 2009 Annual Report to Stockholders on Form 10-K filed with the Securities and Exchange Commission. Under generally accepted accounting principles, compensation expense with respect to stock awards and option awards granted to our employees is generally recognized over the vesting periods applicable to the awards.

(3)
All Other Compensation includes consulting fees of $30,000 paid under a consulting agreement with Dr. Milligan.

        The following table presents the number of shares subject to outstanding and unexercised option awards and the number of unvested restricted stock unit awards (which term includes restricted stock units for purposes of this proxy statement) held by each of our non-employee directors as of December 31, 2009.

Director	Number of Shares Subject to Outstanding Option Awards (Vested and Unvested)(#)	Number of Unvested Shares or Units(#)
Robert C. Bishop, Ph.D.	114,323	16,447
Van Billet	85,445	11,513
David W. Carter	71,445	11,513
Allan L. Comstock	78,445	11,513
David V. Milligan, Ph.D.	101,245	11,513
Kathryn A. Tunstall	85,445	11,513

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In February 2008, the Board approved an amendment to the Charter of the Audit Committee of the Board, which implemented new guidelines for review, approval and ratification of transactions with related persons that are reportable. For purposes of our policy, a related person transaction is any transaction (which shall not include payment of compensation for services rendered to the Company as executive officers or as members of the Board) in which the Company is a participant and in which any of the following persons has or will have a direct or indirect material interest:

  •
  executive officers of the Company;

  •
  members of the Board;

  •
  beneficial holders of more than 5% of the Company's securities;

  •
  immediate family members(1) of any of the foregoing persons; and

  •
  any other persons whom the Board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.

        Under the policy, when a transaction has been identified as a related person transaction, in reviewing and approving such transactions, the Audit Committee obtains, or directs management to obtain on its behalf, all information that the Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, the Audit Committee holds a discussion regarding the relevant factors, if deemed to be necessary, prior to approval. If the Committee deems that a discussion is not necessary, the Committee may give its approval by written consent. The Committee may delegate this approval authority to the Chairperson of the Committee in some circumstances. The Company does not enter into any related person transaction prior to completion of the foregoing review and approval procedures.

        The Audit Committee or its Chairperson, as the case may be, approves only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Committee or the Chairperson determine in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to the Company; the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

(1)
"Immediate family" member means any child, stepchild, parent stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or 5% beneficial owner.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Each stockholder in the household receives a separate proxy card. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Caliper Life Sciences, Inc., Coordinator, Corporate Communications, 68 Elm Street, Hopkinton, MA 01748, or contact Cathy Portanova at 508-435-9500.

 OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Stephen E. Creager General Counsel and Secretary

April 27, 2010

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 is available without charge on our website at www.caliperLS.com and upon written request to: Corporate Communications, 68 Elm Street Hopkinton, MA 01748, or contact Cathy Portanova at 508-435-9500. It is also available on the website of the Securities and Exchange Commission at www.sec.gov.

COMPANY # If you vote by phone, please do not mail your proxy card The Board of Directors Recommends a Vote FOR Items 1 and 2. 1. To elect three directors Nominees: 01 Van Billet Vote FOR Vote WITHHELD to hold office until the 02 Robert C. Bishop, Ph.D. all nominees from all nominees 2013 Annual Meeting 03 David V. Milligan, Ph.D. (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2010. For Against Abstain THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.eproxy.com/calp Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 1, 2010. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on June 1, 2010. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 Caliper Life Sciences, Inc.

CALIPER LIFE SCIENCES, INC. 68 Elm Street Hopkinton, Massachusetts 01748 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 2, 2010. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below. If no choice is specified, the proxy will be voted “FOR” Items 1 and 2. By signing the proxy, you revoke all prior proxies and appoint E. Kevin Hrusovsky and Stephen E. Creager and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the annual meeting and all adjournments. See reverse for voting instructions. CALIPER LIFE SCIENCES, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 2, 2010 10:00 a.m. (Local Time) 68 Elm Street Hopkinton, Massachusetts 01748 101147